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                    BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

                                   Purchaser,





                          CENDANT MORTGAGE CORPORATION

                               Seller and Servicer





                                 PHH CORPORATION
                                    Guarantor





                              AMENDED AND RESTATED
                 MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                          dated as of December 11, 1998

         --------------------------------------------------------------




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                                     TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                        ARTICLE I
                                       DEFINITIONS..................................................2

                                        ARTICLE II
               SALE OF ELIGIBLE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS;
                          CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.1    Sale of Eligible Loans; Possession of Mortgage Loan Files;
               Maintenance of Mortgage Loan Files..................................................22
Section 2.2    Determination of Purchase Price; Deposit by Seller..................................26
Section 2.3    Purchase Commitment Term............................................................26
Section 2.4    Books and Records; Transfers of Eligible Loans......................................26
Section 2.5    Custodial Agreement.................................................................27

                                       ARTICLE III
               REPRESENTATIONS AND WARRANTIES; COVENANTS; REMEDIES AND BREACH

Section 3.1    Representations and Warranties of The Company.......................................28
Section 3.2    Representations and Warranties Regarding Individual
               Mortgage Loans; Eligibility Representations.........................................31
Section 3.3    Remedies for Breach of Representations and Warranties...............................41
Section 3.4    Conditions to Closing...............................................................42
Section 3.5    Covenants of the Company............................................................42

                                       ARTICLE IV
                     ADMINISTRATION AND SERVICING OF ELIGIBLE LOANS

Section 4.1    The Company to Act as Servicer; Servicing and
               Administration of the Eligible Loans................................................43
Section 4.2    Sales and Securitizations...........................................................46
Section 4.3    Liquidation of Eligible Loans.......................................................48
Section 4.4    Collection of Eligible Loan Payments................................................49
Section 4.5    Establishment of, and Deposits to, Collection Account...............................49
Section 4.6    Permitted Withdrawals From Collection Account;
               Deposit into the Collateral Account.................................................50

                                       i

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

Section 4.7    Establishment of, and Deposits to, Escrow Account...................................51
Section 4.8    Permitted Withdrawals From Escrow Account...........................................52
Section 4.9    Payment of Taxes, Insurance and Other Charges.......................................53
Section 4.10   Protection of Accounts..............................................................53
Section 4.11   Maintenance of Hazard Insurance.....................................................53
Section 4.12   Maintenance of Mortgage Impairment Insurance........................................55
Section 4.13   Maintenance of Fidelity Bond and Errors and Omissions
               Insurance...........................................................................56
Section 4.14   Inspections.........................................................................56
Section 4.15   Restoration of Mortgaged Property...................................................56
Section 4.16   Maintenance of PMI Policy; Claims...................................................57
Section 4.17   Title, Management and Disposition of REO Property...................................58
Section 4.18   Servicer Reports....................................................................59
Section 4.19   Real Estate Owned Reports...........................................................59
Section 4.20   Liquidation Reports.................................................................59
Section 4.21   Reports of Foreclosures and Abandonments of Mortgaged
               Property............................................................................59
Section 4.22   Servicer Advance Report.............................................................59
Section 4.23   Year 2000...........................................................................59
Section 4.24   Secondary Market Trading Report.....................................................60

                                    ARTICLE V
                               SERVICER ADVANCES

Section 5.1    Servicer Monthly Advances...........................................................60

                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

Section 6.1    Transfers of Mortgaged Property.....................................................61
Section 6.2    Satisfaction of Mortgages and Release of
               Mortgage Loan Files.................................................................62
Section 6.3    Servicing Compensation..............................................................62
Section 6.4    Annual Statement as to Compliance...................................................62
Section 6.5    Annual Independent Public Accountants' Servicing Report.............................62
Section 6.6    Right to Examine Servicer Records...................................................63

                                   ARTICLE VII
                             REPURCHASE OBLIGATION

Section 7.1    Servicer's Repurchase Obligations...................................................63

                                       ii

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                                  ARTICLE VIII
                             SERVICER TO COOPERATE
Section 8.1    Provision of Information............................................................64

                                   ARTICLE IX
                                  THE SERVICER

Section 9.1    Indemnification of Third Party Claims...............................................65
Section 9.2    Corporate Existence of the Servicer.................................................65
Section 9.3    Limitation on Liability of Servicer and Others......................................65
Section 9.4    Limitation on Resignation and Assignment by the Servicer............................66
Section 9.5    Limitation on Assignment of Right...................................................66

                                    ARTICLE X
                                    DEFAULT

Section 10.1   Servicer Events of Default..........................................................67
Section 10.2   Waiver of Defaults..................................................................69

                                   ARTICLE XI
                                  TERMINATION

Section 11.1   Termination of Agreement............................................................70
Section 11.2   Termination of Purchase Obligations.................................................70
Section 11.3   Termination of Servicing With Respect to Any Eligible Loan..........................73

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

Section 12.1   Successor to Servicer...............................................................73
Section 12.2   Amendment...........................................................................74
Section 12.3   Governing Law.......................................................................75
Section 12.4   Duration of Agreement...............................................................75
Section 12.5   Notices.............................................................................75
Section 12.6   Severability of Provisions..........................................................76
Section 12.7   Relationship of Parties.............................................................76
Section 12.8   Execution; Successors and Assigns...................................................76
Section 12.9   Recordation of Assignments of Mortgage..............................................76
Section 12.10  Assignment by Purchaser.............................................................77
Section 12.11  Non-Petition Agreement..............................................................77
Section 12.12  Waiver of Offset....................................................................77
Section 12.13  Limited Recourse....................................................................77
Section 12.14  Limitation of Liability.............................................................77
Section 12.15  Binding Effect on Voting Group......................................................78

                                      iii

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                                  ARTICLE XIII
                           PHH CORPORATION GUARANTEE

Section 13.1     Guarantee of Servicer's Performance and Payment Obligations.......................78

                                   ARTICLE XIV
                                   ASSIGNMENT

Section 14.1     Assignment........................................................................80

                                       ARTICLE XV
                                     COMMITMENT FEE

Section 15.1     Commitment Fee....................................................................80

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                                       iv

     AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT, dated as of December 11, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), between Bishop's Gate Residential Mortgage Trust, a Delaware business trust, as Purchaser (the "Purchaser"), Cendant Mortgage Corporation, a New Jersey corporation (the "Company"), as Seller and Servicer (in its capacity as Seller hereunder, the "Seller," and in its capacity as Servicer hereunder, the "Servicer") and PHH Corporation, a Maryland corporation, as Guarantor of the Servicer's obligations.


                               W I T N E S S E T H

     WHEREAS, the Purchaser and the Seller have entered into that certain Mortgage Loan Purchase and Servicing Agreement, dated as of May 21, 1998 (the "Original Purchase Agreement"), and pursuant thereto the Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell to the Purchaser from time to time mortgage loans constituting Eligible Loans; and

     WHEREAS, pursuant to the Original Purchase Agreement, the Purchaser and the Company, as Seller and Servicer, have prescribed the manner of purchase of each Eligible Loan and the management, control and servicing of the Eligible Loans, including the method and manner by which the Servicer will arrange for the sale and Securitization of each Eligible Loan; and

     WHEREAS, the Purchaser, the Seller and the Servicer desire to amend and restate the Original Purchase Agreement in its entirety; and

     WHEREAS, pursuant to Section 12.2 of the Original Purchase Agreement, the Purchaser, the Seller, the Required Banks, the Swap Counterparties, the holders of a majority of the principal amount of all Series of Certificates and the Servicer have provided their written consent to the amendment and restatement of the Original Purchase Agreement, and written notice of such amendment has been provided to each Rating Agency. In connection with the execution of this Purchase Agreement, the Purchaser has received Rating Agency Confirmation.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser, the Seller, and the Servicer agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's Customary Servicing Procedures and the servicing practices required by the Guidelines.

     Acquisition Date Accrued Interest: With respect to any Eligible Loan, the amount of interest, if any, accrued and unpaid on the date of acquisition of such Eligible Loan by the Purchaser.

     Administration Agreement: The Amended and Restated Administration Agreement, dated as of the date hereof, between the Trust and the Administrator, as the same may be at any time be amended, modified or supplemented.

     Administrator: Cendant Mortgage Corporation, as Administrator under the Administration Agreement.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agency: Any of GNMA, FNMA or FHLMC, as applicable.

     Agency Custodial Agreement: The custodial agreement entered into with GNMA, FNMA or FHLMC, as applicable, pursuant to which the Custodian will act as document custodian for a pool or pools of mortgage loans to be formed to back Agency Securities.

     Agency Securities: Securities backed by a pool or pools of mortgage loans owned by the Issuer, which are issued and guaranteed by the applicable Agency.


                                       2
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     Agent: The Chase Manhattan Bank, as agent for the Liquidity Banks under the
Liquidity Agreement.

     Agreement or Purchase Agreement: This Amended and Restated Mortgage Loan Purchase and Servicing Agreement and all amendments hereof and supplements hereto, including as the context requires, any Transfer Supplement.

     Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Eligible Loan as the value of the Mortgaged Property.

     Approved Seller/Servicer: An approved seller and servicer under the Guidelines.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

     Base Indenture: The Base Indenture, dated as of the date hereof, between the Purchaser and the Indenture Trustee, as the same may be at any time amended, modified or supplemented, exclusive of Supplements creating a new Series of Notes.

     Base Trust Agreement: The Third Amended and Restated Trust Agreement, dated as of the date hereof, between the Depositor and the Owner Trustee, as the same may be at any time be amended, modified or supplemented.

     Best's: The meaning specified in Section 4.11 of this Agreement.

     BIF: The Bank Insurance Fund or any successor thereto.

     Business Day: Any day other than (i) Saturday and Sunday, or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

     Calculation Agent: The Servicer.

     Certificates: The Variable Rate Residential Mortgage Loan Extendible Trust Certificates, Series 1998-1, Variable Rate Residential Mortgage Loan Extendible Trust


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Certificates, Series 1998-2 and any additional Series of certificates that may be issued from time to time pursuant to the Base Trust Agreement and any supplement thereto.

     Closing Date: The Closing Date specified in any Transfer Supplement, which is the date as to which the sale of any Portfolio is designated to occur.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Collateral Account: A single, segregated trust account established and maintained by the Collateral Agent pursuant to the terms of the Security Agreement for the purposes described in Section 4.6 hereof.

     Collateral Agent: The First National Bank of Chicago, as collateral agent for the Secured Parties under the Security Agreement or any successor to the Collateral Agent under the Security Agreement.

     Collection Account: As to any Eligible Loan, any separate account or accounts created and maintained pursuant to Section 4.5 of this Agreement for the collection of all payments made on such Eligible Loan.

     Commercial Paper or Commercial Paper Notes: The short-term promissory notes of the Trust issued pursuant to the Depositary Agreement.

     Commitment Fee: The meaning assigned to such term in Section 15.1 hereof.

     Company: The Company, as Seller and Servicer of the Eligible Loans purchased by the Purchaser pursuant to the terms of this Agreement.

     Company Employees: The meaning specified in Section 4.13 hereof.

     Condemnation Proceeds: As to any Eligible Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Loan Documents.

     Conforming Loan: An Eligible Loan which conforms to the Guidelines of GNMA, FNMA or FHLMC, as amended for the Seller.

     Controlling Majority: The Liquidity Banks and holders of the Notes holding 51% of the sum of the (i) the aggregate principal amount of all Series of Notes outstanding, and (ii) Credits Outstanding (for purposes of this calculation, (i) the Liquidity Banks percentage of the Controlling Majority shall equal the Credits Outstanding divided by the sum of the (x) the aggregate principal amount of all Series of Notes outstanding, and (y) the Credits Outstanding, and (ii) the Noteholders' percentage of the Controlling Majority shall equal the aggregate principal amount of all Series of Notes outstanding divided by the sum of (x) the aggregate principal amount of all Series of Notes outstanding, and
(y) the Credits Outstanding). For the purposes of determining the Controlling Majority, "Credits Outstanding" shall be determined without reference to clause
(3) of the definition thereof.

     CP Dealer: Lehman Commercial Paper Inc., J.P. Morgan Securities, Inc. and BankAmerica Robertson Stephens, Inc., each as a Commercial Paper dealer pursuant to the Program Documents.

     Credit-Adjusted Price: The hypothetical sales price (expressed as a percentage of par), as determined in good faith by the Calculation Agent, as of each date of a Partial Termination occurring with respect to a Delinquent or Defaulted Loan equal to the price that a Reference Mortgage Loan would be sold to a Qualified Purchaser.

     Credits Outstanding: As of the close of business on any day, (i) the aggregate principal amount of outstanding Commercial Paper, plus (ii) the aggregate principal amount of outstanding Loans, minus (iii) funds allocable to Commercial Paper and Loans outstanding then on deposit in the Collateral Account, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

     Custodian: The First National Bank of Chicago, in its capacity as Custodian under the Custodial Agreement, or any successor Custodian under the Custodial Agreement.

     Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and arranging for the sale and Securitization of mortgage loans and which are in accordance with accepted mortgage servicing practices of prudent lending institutions in the jurisdiction in which the Mortgaged Property is situated for properties of a similar type.

     Defaulted Loan: Any Eligible Loan where (i) the obligor thereon has failed to make a required payment for 90 days or more after the Due Date of such required payment,

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or (ii) such Eligible Loan is a Delinquent Loan for which the Servicer has not made a Servicer Advance and the Servicer has delivered a certificate pursuant to
Section 5.1 hereof, or (iii) any other event has occurred which gives the holder the right to accelerate payment and/or take steps to foreclose on the mortgage securing the Eligible Loan under the Eligible Loan documentation.

     Delinquent Loan: Any Eligible Loan which has a payment which is 30 days or more past its Due Date.

     Depositary: First Chicago Trust Company of New York, in its capacity as Depositary under the Depositary Agreement, or any successor Depositary under the Depositary Agreement.

     Depositary Agreement: The Amended and Restated Depositary Agreement dated as of December 11, 1998 entered into by the Trust and the Depositary, as the same may at any time be amended, modified or supplemented.

     Depositor: Cendant Mortgage Corporation.

     Determination Date: With respect to a Due Period, the 16th day (or if such day is not a Business Day, the Business Day immediately succeeding such day) of the calendar month following such Due Period.

     Due Date: The first day of the month in which the related Monthly Payment is due on an Eligible Loan, exclusive of any days of grace.

     Due Period: With respect to each Payment Date, the period commencing on the first day of the month preceding the month of the Payment Date and ending on the last day of the month preceding the month in which the Payment Date occurred.

     Early Amortization Event: With respect to each Series, if any of the following shall have occurred prior to the applicable Final Scheduled Distribution Date: (i) a Termination Event, (ii) the Trust's commitment to purchase Mortgage Loans has terminated prior to the Final Scheduled Distribution Date of any Series of Certificates, (iii) an Indenture Event of Default, (iv) a Liquidity Agreement Event of Default (v) an Interest Rate Swap Termination Event, (vi) an Interest Rate Swap Event of Default.

     Eligible Investments: Investments which mature no later than the next following Payment Date in the following:(i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America), (ii) commercial paper (other than the Commercial Paper) rated (at the time of purchase) at least "A-l" by S&P, "P-1" by Moody's and, if rated by Fitch, "F1," (iii) certificates of deposit, other deposits or bankers' acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least "A-l" by S&P, "P-1" by Moody's and, if rated by Fitch, "F1," (iv) repurchase agreements involving any of the Eligible Investments described in clauses (i) through (iii) hereof so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least "A-l" by S&P, "P-1" by Moody's and, if rated by Fitch, "F1," and (v) if approved in writing by Moody's, direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P, "Aam" by Moody's and, if rated by Fitch, "AA/V1+" or higher. In addition, any such Eligible Investment shall not have an "r" highlighter affixed to its rating, and its term shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest on any Eligible Investment shall be tied to a single interest rate index plus a single fixed spread, if any, and move proportionately with that index.

     Eligible Loan: Conforming Loans and Jumbo Loans that satisfy the Eligibility Criteria and the Portfolio Criteria. An Eligible Loan includes, without limitation, the Mortgage Loan File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, VA Guaranty Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Eligible Loan.

     Eligibility Criteria: In connection with the Purchaser's purchase of mortgage loans on any day, the mortgage loans acquired on such day must satisfy the following criteria: (i) each mortgage loan must be either a Conforming Loan or a Jumbo Loan, (ii) each mortgage loan must have been originated or purchased by the Seller in accordance with its then-current origination or acquisition underwriting practices within 60 days prior to the acquisition thereof by the Purchaser, (iii) the aggregate Initial Purchase Price of all mortgage loans secured by properties located in California and acquired on such day may not exceed 30% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day, (iv) the aggregate Initial Purchase Price of all mortgage loans secured by properties located in any state other than California and acquired on such day may not exceed 15% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day, (v) the aggregate Initial Purchase Price of all mortgage loans guaranteed by either the Federal Housing Authority or the Veterans Administration and acquired on such day may not exceed 30% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day,
(vi) the aggregate Initial Purchase Price of all Jumbo Loans acquired on such day may not exceed 35% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day and (vii) each mortgage loan may not be made to a borrower that is generally referred to as "sub-prime borrower." In addition, the representations and warranties made by the Seller in this Agreement must be true and correct in all material respects on such day.

     Eligibility Representations: The representations and warranties made by the Seller with respect to each mortgage loan, set forth in Section 3.2 herein.

     Equivalent Security: With respect to a mortgage loan, a mortgage-backed security issued by FHLMC, FNMA or GNMA having a term to final maturity equal to the remaining term to maturity of such mortgage loan and an interest or pass-through rate equal to the interest rate on such mortgage loan (net of servicing fees).

     Equivalent Security Price: With respect to a mortgage loan, the price (expressed as a percentage of the principal amount) of the Equivalent Security for such mortgage loan. The price of an Equivalent Security shall be determined by the Servicer on any date by reference to an independent market price reference such as Telerate.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy or policies to be maintained by the Servicer pursuant to Section 4.13 hereof.

     Escrow Account: As to any Eligible Loan, any separate account or accounts created and maintained pursuant to Section 4.7 hereof.

     Escrow Payments: With respect to any Eligible Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required by the Mortgagee to be escrowed by the Mortgagee pursuant to the Mortgage or any other related document.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

     FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by the FHA under the Act and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

     FHA Loan: An Eligible Loan which is the subject of an FHA Mortgage Insurance Contract.

     FHA Mortgage Insurance: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Act and provided by the FHA.

     FHA Mortgage Insurance Contract: The contractual obligation of the FHA respecting the insurance of an Eligible Loan.

     FHA Regulations: Regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     FHLMC Guides: The Federal Home Loan Mortgage Corporation Sellers' Guide and the Federal Home Loan Mortgage Corporation Servicers' Guide and all amendments or additions thereto.

     FICO Score: A statistical credit score obtained by many mortgage lenders in connection with a loan application to help assess a borrower's creditworthiness. A FICO score is generated by models developed by a third party and made available to lenders through three national credit bureaus. The FICO score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to
Section 4.13 hereof.

     Final Scheduled Distribution Date: With respect to any Series of Certificates, the final scheduled distribution date set forth in the applicable Series Trust Agreement

Supplement, as modified in the manner set forth in Section 3.4(b), 3.4(c) or 3.4(d) of the Base Trust Agreement.

     Fitch: Fitch IBCA Inc., or any successor thereto.

     FNMA: The Federal National Mortgage Association, or any successor thereto.

     FNMA Guides: The FNMA Selling and Servicing Guides and all amendments or additions thereto.

     GNMA: The Government National Mortgage Association, or any successor thereto.

     GNMA Guides: The GNMA Handbooks 5500.1 and 5500.2 and all amendments or additions thereto.

     Guarantee: The full, unconditional and irrevocable guarantee of the Servicer's performance and payment obligations, set forth in Article XIII hereof.

     Guarantor: PHH Corporation, a Maryland corporation.

     Guidelines: The GNMA Guides, the FNMA Guides and the FHLMC Guides, as such Guides have been amended from time to time with respect to the Seller.

     HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

     Indenture: The Base Indenture, together with all Supplements thereto, as the same may be at any time amended, modified or supplemented.

     Indenture Event of Default: An event of default set forth in the Indenture.

     Indenture Trustee: The Bank of New York, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee as provided in the Indenture.

     Initial Purchase Price: The sum of the Original Principal Purchase Price of an Eligible Loan plus the Acquisition Date Accrued Interest.

     Insurance Proceeds: With respect to any Eligible Loan, proceeds of insurance policies insuring the Eligible Loan or the related Mortgaged Property.

     Insured Amount: The meaning specified in Section 4.10 of this Agreement.

     Interest Rate Swaps: The amended and restated interest rate swap agreements, each dated as of the date hereof, and any other interest rate swap agreement entered into, between the Trust and each Swap Counterparty separately or any substitute interest rate swaps entered into pursuant to the provisions of the Interest Rate Swaps.

     Interest Rate Swap Event of Default: An event of default under an Interest Rate Swap.

     Interest Rate Swap Termination Event: A termination event under an Interest Rate Swap.

     Jumbo Loan: A mortgage loan which substantially conforms to the Guidelines except (i) the principal amount thereof may exceed the principal amount of a loan which conforms to the Guidelines, and (ii) for other specified exceptions to the Guidelines which are consistent with the Seller's Jumbo Loan underwriting standards. Jumbo Loans will not include mortgage loans made to borrowers that are generally referred to as "sub-prime" borrowers.

     Jumbo Price Spread: With respect to Jumbo Loans, the reduction in Equivalent Security Price, as agreed to by the Seller, the Purchaser and the Agent.

     Liquidation Proceeds: All amounts received and retained in connection with the liquidation of Defaulted Loans.

     Liquidity Agreement: The Amended and Restated Liquidity Agreement, dated as of the date hereof, among the Purchaser, the Liquidity Banks and the Agent.

     Liquidity Agreement Event of Default: An event of default as set forth in the Liquidity Agreement.

     Liquidity Banks: The banks or other financial institutions which are parties to the Liquidity Agreement.

     Loan: Loan made by Liquidity Banks pursuant to the Liquidity Agreement.

     Loan Documents: The documents listed in Section 2.1 of this Agreement.

     Loan Termination Date: Each day on which a deposit is made into the Collateral Account in respect of Terminated Loans.

     Loan-to-Value Ratio or LTV: With respect to any Eligible Loan, the ratio expressed as a percentage of the Scheduled Principal Balance of the Eligible Loan as of the date of origination (unless otherwise indicated) to the lesser of
(i) the Appraised Value of the Mortgaged Property, and (ii) if the Eligible Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

     Mark to Market Price: With respect to a mortgage loan, (i) the Mark to Market Price of a Conforming Loan shall be the Equivalent Security Price multiplied by the unpaid principal amount of such Conforming Loan and (ii) the Mark to Market Price of a Jumbo Loan shall be the Equivalent Security Price reduced by the Jumbo Price Spread multiplied by the unpaid principal amount of such Jumbo Loan.

     Material Adverse Effect: A material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Purchaser, (b) the ability of any of the Purchaser, the Seller, the Servicer or the Guarantor to perform any of its obligations under this Mortgage Loan Purchase and Servicing Agreement or any of the other Program Documents.

     Monthly Payment: The scheduled monthly payment of principal and interest on an Eligible Loan.

     Monthly Servicer Advance Report: The meaning specified in Section 4.22 hereof.

     Moody's: Moody's Investors Service, Inc., and any successors thereto.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple in real property securing the Mortgage Note.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.12 hereof.

     Mortgage Interest Rate: The annualized regular rate of interest borne on a Mortgage Note.

     Mortgage Loan File: The items pertaining to each Eligible Loan referred to in Section 2.1 hereof, and any additional documents required to be added to the Mortgage Loan File pursuant to this Agreement.

     Mortgage Loan Schedule: A schedule of Eligible Loans annexed to the Transfer Supplement and delivered to the Purchaser on the related Closing Date, such schedule setting forth the following information with respect to each Eligible Loan: (1) the identifying number for the Eligible Loan; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state code; (4) a code indicating whether the Mortgaged Property is a one family residence or a 2-4 family residence; (5) the months to maturity from the Closing Date based on the amortization schedule for such Eligible Loan; (6) the Loan-to-Value Ratio at the Closing Date; (7) the Mortgage Interest Rate; (8) the stated maturity date; (9) the amount of the Monthly Payment; (10) the original principal balance; (11) the PMI Policy certificate number, if any; (12) the Qualified Insurer, if any; (13) the type of loan (FHA, VA, Conforming, Jumbo);
(14) payment type (fixed rate or adjustable rate); and (15) purchase price. With respect to any Portfolio in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Closing Date: (1) the number of Eligible Loans; (2) the current aggregate outstanding principal balance of the Eligible Loans; (3) the weighted average Mortgage Interest Rate of the Eligible Loans; and (4) the weighted average maturity of the Eligible Loans.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgagee: The lender on a Mortgage Note.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Notes: The Variable Rate Residential Mortgage Loan Medium-Term Notes, Series 1998-2, and any additional Series of notes issued pursuant to the Base Indenture and any Supplement.

     Officer's Certificate: A certificate signed by the Chairman of the Board and Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President or of the Seller or the Servicer, as applicable, and delivered to the Purchaser as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, as applicable, in a form reasonably acceptable to the Purchaser.

     Original Principal Purchase Price: With respect to each mortgage loan, the Mark to Market Price at the close of business on the second Business Day immediately preceding the Closing Date of the sale of such mortgage loan by the Seller to the Purchaser.

     Outstanding Purchase Price: With respect to any Eligible Loan and any date of determination, (i) the Initial Purchase Price of such mortgage loan less (ii) the amount of any payments received by the Purchaser and deposited in the Collateral Account in respect of Acquisition Date Accrued Interest, less (iii) the product of (x) the aggregate of all previous principal payments made on such mortgage loan and deposited into the Collateral Account on or prior to such date of determination, and (y) the related Purchase Price Adjustment Factor; provided, however, the Outstanding Purchase Price of a mortgage loan (other than a Terminated Loan) shall only be reduced on a Payment Date and the Outstanding Purchase Price of a Terminated Loan shall be reduced on the related Loan Termination Date; provided further, that solely for calculating a Partial Termination Payment with respect to a Terminated Loan which is sold by the Servicer on behalf of the Purchaser to a third party, the Outstanding Purchase Price shall be deemed to exclude the product of (i) Retained Payment with respect to such Terminated Loan, and (ii) the Purchase Price Adjustment Factor; provided further that after any Loan Termination Date the Outstanding Purchase Price of a Terminated Loan shall be zero except that the Outstanding Purchase Price of a Terminated Loan which is sold by the Servicer on behalf of the Purchaser to a third party shall be the amount of the Retained Payment.

     Owner Trustee: First Union Trust Company National Association acting, not in its individual capacity, but solely on behalf of the Purchaser as owner trustee under the Base Trust Agreement.

     Partial Termination Payment: An amount, which may be positive or negative, calculated with respect to each Terminated Loan (I) which is sold by the Trust to a third party or securitized equal to the product of (i) the unpaid principal balance of the Eligible Loan to which the loan termination relates and (ii) the difference between (x) the Purchase Price Adjustment Factor for such Eligible Loan and (y) (A) if the loan termination occurs with respect to a non-Delinquent or non-Defaulted Loan, the sales price (expressed as a percentage of par) of the Eligible Loan to which the loan termination relates (which sales price in the case of a bundled whole loan sale or a Securitization shall equal the sales price for the related bundle of loans or Securitization) or (B) if the loan termination occurs with respect to a Delinquent or Defaulted Loan, the Credit-Adjusted Price or (II) which results from a prepayment in full of such Eligible Loan equal to the product of (x) the related Purchase Price Adjustment Factor less 100% and (y) the principal payments that were deposited in the Collateral Account on such date.

     Payment Date: The 20th day (or if such day is not a Business Day, the immediately succeeding Business Day) of any month.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     PHH Corporation: A Maryland corporation.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Eligible Loans.

     Pooling Date: With respect to any Terminated Loan sold by the Servicer on behalf of the Purchaser to a third party, the date on which the pool in which such Terminated Loan is included is cut by the Servicer.

     Portfolio: An Eligible Loan or pool of Eligible Loans sold to the Purchaser on a given day pursuant to the terms hereof and the applicable Transfer Supplement.

     Portfolio Aging Limitations: With respect to the age of the Eligible Loans owned by the Purchaser on any day, the following limitations shall apply:

     (i) the aggregate Outstanding Purchase Price of Eligible Loans acquired by the Purchaser more than three (3) months prior to such day may not exceed 30% of the then-current Program Size; (ii) the aggregate Outstanding Purchase Price of Eligible Loans acquired by the Purchaser more than six (6) months prior to such day may not exceed 5% of the then-current Program Size; and (iii) the Purchaser must securitize or sell each Eligible Loan acquired by it within one (1) year of the date of acquisition; provided, however, that, subject to Rating Agency Confirmation, the Controlling Majority with the consent of the Required Banks and the Required Certificateholders may waive any of the requirements of clauses
(i) and (ii) above.

     Portfolio Criteria: On any day, after giving effect to the Purchaser's purchase and sale of mortgage loans on such day, the mortgage loans owned by the Purchaser in the aggregate must satisfy the following criteria: (i) the aggregate Outstanding Purchase Price of mortgage loans secured by property in California may not on such date exceed 30% of the then-current Program Size;
(ii) the aggregate Outstanding Purchase Price of mortgage loans secured by property in a single state other than California may not on such date exceed 15% of the then current Program Size; (iii) the aggregate Outstanding Purchase Price of mortgage loans insured or guaranteed by either the FHA or VA may not on such date exceed 30% of the then-current Program Size; (iv) the aggregate Outstanding Purchase Price of Jumbo Loans may not on such date exceed 35% of the then-current Program Size; (v) the mortgage loans owned by the Trust must have a weighted average FICO Score of at least 675; and (vi) the weighted average loan to value ratio of the mortgage loans owned by the Trust must not on such date exceed 85%.

     Principal Prepayment: Any payment or other recovery of principal made on an Eligible Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Program Documents: The Liquidity Agreement, the Indenture, the Security Agreement, the Custodial Agreement, the Mortgage Loan Purchase and Servicing Agreement, the Guarantee, the Trust Agreement, the Depositary Agreement, the Interest Rate Swaps, the Commercial Paper Dealer Agreement, the Administration Agreement and the Note Purchase Agreements and the Certificate

     Program Size: The sum of the Series Program Sizes, as such limit may be increased or decreased in accordance with the Program Documents.

     Purchase Price Adjustment Factor: With respect to any Eligible Loan, the Original Principal Purchase Price of such Eligible Loan expressed as a percentage of par.

     Purchaser or Trust: Bishop's Gate Residential Mortgage Trust, a Delaware business trust.

     Qualified Depository: Any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated "A2" and "Aa" or better by Moody's and S&P, respectively or such depository as shall be acceptable to Moody's and S&P, as applicable.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FHLMC, FNMA or GNMA.

     Qualified Purchaser: A leading purchaser in the market for mortgage loans having the highest credit standing which satisfy all the criteria that the Calculation Agent would apply generally at such time in determining whether to offer or make an extension of credit thereto.

     Rated Bidder: Shall have the meaning set forth in Section 11.3.

     Rating Agency: S&P, Moody's and Fitch.

     Rating Agency Confirmation: A written confirmation from each Rating Agency that the proposed action will not cause the reduction or withdrawal of their respective then current ratings on any outstanding Series of Certificates, any outstanding Series of Notes or any outstanding Commercial Paper.

     Reconciliation Date: The first and fifteenth day of each calendar month (or, if such day is not a Business Day, the next following Business Day).

     Reference Mortgage Loan: A hypothetical mortgage loan used by the Calculation Agent for the purposes of determining the Credit-Adjusted Price which is otherwise identical to the Delinquent or Defaulted Loan in all respects, including interest rate, principal balance, cash flows and all other payment characteristics except that such mortgage loan is not a Delinquent or Defaulted Loan.

     Remarketing Agent: Lehman Brothers Inc., a Delaware corporation, or any successor thereto as remarketing agent for all Series of Certificates, pursuant to a mutually acceptable remarketing agent agreement.

     REO Disposition: The final sale by the Servicer of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition (net of costs related thereto) pursuant to Section 4.17 hereof.

     REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.17 hereof.

     Repurchase Price: With respect to any mortgage loan that is repurchased by the Seller or Servicer in accordance with Sections 3.3, 6.2 and 7.1 hereof, the Outstanding Purchase Price of such loan plus accrued interest through the date of repurchase.

     Required Banks: Liquidity Banks having an aggregate principal amount of outstanding Liquidity Loans and available commitments under the Liquidity Agreement equal to 51% of the aggregate principal amount of outstanding Liquidity Loans and available commitments for all Liquidity Banks.

     Required Certificateholders: A majority in principal amount of all Series of Certificates, voting together as a class.

     Required Noteholders: A majority in principal amount of all Series of Notes, voting together as a single class.

     Reserve Fund: The segregated trust account established and maintained by the Collateral Agent for the benefit of the Secured Parties and the holders of all Series of Certificates, as set forth in Section 5.05 of the Security Agreement.

     Reserve Fund Available Amount: On any day, the amount on deposit in the Reserve Fund as of such day.

     Retained Payment: With respect to any Terminated Loan sold by the Servicer on behalf of the Purchaser to a third party or securitized, the sum of (A) with respect to any such Terminated Loan which has a Pooling Date prior to the 15th day of the month, the amount of principal payments which are scheduled to be received by the Purchaser in the month in which the Loan Termination Date for such Terminated Loan occurs and (B) the amount of Principal Prepayments not deposited into the Collateral Account and received by the Purchaser prior to the Pooling Date where the next Reconciliation Date occurs prior to such Pooling Date.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     Scheduled Principal Balance: With respect to any Eligible Loan, as of any date of determination, the original principal balance thereof, reduced by the principal portion of all Monthly Payments then due on or before such date of determination, whether or not received.

     Secured Parties: The Swap Counterparties, the Liquidity Banks, the Agent, the holders of all Series of Notes, the Indenture Trustee and the holders of the Commercial Paper.

     Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

     Securities or Securitization Securities: Any note, bond or pass-through certificate that is, directly or indirectly, secured by or represents an interest in any Eligible Loan or pool of Eligible Loans.

     Securitization or Securitized: A transaction in which any Eligible Loan or pool of Eligible Loans designated by the Purchaser is financed through or sold to a Securitization Vehicle, which vehicle issues Securities in the capital markets.

     Securitization Vehicle: FHLMC, FNMA, GNMA or any trust, partnership, corporation, limited liability corporation, limited liability partnership or other state law entity that is created for the principal purpose of owning or holding an Eligible Loan or Eligible Loans which are the subject of a Securitization.

     Security Agreement: The Security Agreement dated as of the date hereof, among the Purchaser, the Agent, the Indenture Trustee and the Collateral Agent.

     Seller: Cendant Mortgage Corporation, a New Jersey corporation.

     Series: Shall mean (x) any Series of Notes, (y) the Commercial Paper and Liquidity Loans (such Commercial Paper and Liquidity Loans taken together as one Series), or (z) any Series of Certificates, as the context may require.

     Series Program Size: Shall mean, with respect to each Series of Notes, the amount set forth in the Series Supplement for such Series of Notes (including, without limitation, the amount of Certificates required to be issued in connection therewith) and, with respect to the Series of Liquidity Loans and Commercial Paper, $[1,546,400,000] (as such size may be increased or decreased in accordance with the Program Documents).

     Series Trust Agreement Supplement: With respect to each Series of Certificates, the related supplement to the Base Trust Agreement.

     Servicer: Cendant Mortgage Corporation, a New Jersey corporation, or any successor Servicer as provided herein.

     Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 10.1.

     Servicer Monthly Advance: Amounts advanced by the Servicer in respect of Delinquent Loans pursuant to Section 5.1 of this Agreement.

     Servicer Report: The meaning specified in Section 4.18 hereof.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Servicer Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer in connection with a default or other unanticipated occurrence with respect to an Eligible Loan owned by the Purchaser (and not including the performance of its ordinary and customary activities as Servicer), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) any advances of taxes and insurance premiums made pursuant to Section 4.9 hereof as a consequence of the default by the Mortgagor on its obligation to pay such amounts.

     Servicing Fee: With respect to the services provided by the Servicer pursuant to this Agreement, an annual servicing fee of 3/8 of 1% on the average monthly balance of Eligible Loans held by the Purchaser during such month plus the excess fee, if any, pursuant to Section 5.03(b)(xi) of the Security Agreement.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

     Supplement: A supplement to the Base Indenture with respect to any Series of Notes.

     Swap Counterparty: Each of The Bank of Nova Scotia, NationsBank, N.A., Barclay's Bank or any other swap counterparty which is a commercial bank or financial institutions having short-term credit ratings of "A-1+" and "P-1" from S&P and Moody's and "F1+," if rated by Fitch, and long-term credit ratings of at least "AA-" and "Aa3" from S&P and Moody's and "AA-," if rated by Fitch .

     Terminated Loan: Each Eligible Loan which is (1) sold or Securitized or (2) prepaid in full.

     Termination Event: The meaning specified in Section 11.2 of this Agreement.

     Termination Event Auction: Shall have the meaning set forth in Section
11.2.

     Transfer Supplement: The document pursuant to which each Eligible Loan or Eligible Loans are sold by the Seller to the Purchaser, a form of which is attached hereto as Exhibit A.

     VA: The U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

     VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

     VA Guaranty Proceeds: The proceeds of any payment of a VA Loan Guaranty Certificate.

     VA Loan: An Eligible Loan which is the subject of a VA Loan Guaranty Certificate as evidenced by a VA Loan Guaranty Certificate, or an Eligible Loan which is a vendee loan sold by the VA.

     VA Loan Guaranty Certificate: The obligation of the United States to pay a specific percentage of an Eligible Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

     VA Regulations: Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

     Voting Group: The meaning specified in Section 12.4 of this Agreement.

     Wet Funded Loan: A mortgage loan that is originated by the Seller and purchased by the Purchaser, prior to the delivery of the Mortgage Note to the Custodian.

     Wet Funded Loan Limitation: On any day, if the ratings of PHH Corporation are below BBB+ or Baa1, the aggregate Outstanding Purchase Price of Wet Funded Loans may not exceed 30% of the then-current Program Size.


                                   ARTICLE II

              SALE OF ELIGIBLE LOANS; POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                              DELIVERY OF DOCUMENTS

     Section 1.1 Sale of Eligible Loans; Possession of Mortgage Loan Files; Maintenance of Mortgage Loan Files.

     (1) (i) From time to time, pursuant to any Transfer Supplement, the Seller may sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest (not including servicing rights with respect to the Eligible Loans, which shall be retained by the Seller subject to and in accordance with this Agreement) of the Seller in and to any Eligible Loans, including Wet Funded Loans, originated by the Seller; provided, however, the Purchaser shall not at any time be required to purchase Eligible Loans having an aggregate Outstanding Purchase Price greater than the then-current Program Size; provided, further, that mortgage loans transferred on each Closing Date must satisfy the Eligibility Criteria. The Seller shall provide a notice to the Purchaser, the Indenture Trustee, the Agent, the Collateral Agent and the Swap Counterparties not later then 4:00 p.m., New York City time, one Business Day prior to the execution of any Transfer Supplement of its intention to sell a Portfolio to the Purchaser pursuant to a Transfer Supplement. In such notice, the Seller shall inform the Purchaser of the aggregate principal balance of the Eligible Loans that it intends to sell on such date. The subject Portfolio shall be sold by the Seller to the Purchaser as described in Section 2.2 hereof. Each Transfer Supplement shall be executed by the Seller and the Purchaser at the time of the sale of the subject Portfolio. Notwithstanding the foregoing, the Purchaser and the Seller each acknowledge and agree that, subject to and in accordance with this Agreement, the Seller is the owner of the servicing rights with respect to the Eligible Loans, and the Seller is responsible for all servicing duties.

     (ii) Upon execution of any Transfer Supplement by the Company and the Trust and receipt of the purchase price therefor, the Company hereby sells, assigns, transfers, sets over and conveys to the Trust all right, title and interest of the Company in, to and under each mortgage loan identified on the such Transfer Supplement. It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the mortgage loans, conveying good title thereto free and clear of any Liens, by the Company to the Trust and that the mortgage loans not be part of the Company's estate in the event of insolvency. In the event that the mortgage loans are held to be property of the Company or if for any other reason the Transfer Supplement is held or deemed to create a security interest in the mortgage loans, the parties intend that the Company shall be deemed to have granted, and shall have granted, to the Trust a first priority perfected security interest in the mortgage loans and all Collateral related thereto now existing or hereafter arising for the purpose of securing the rights of the Trust under this Agreement, and that this Agreement and the Transfer Supplement shall each constitute a security agreement under applicable law.

     (2) Pursuant to Section 2.5, as soon as practicable but in any event on or before the date which is 21 days after any sale of Eligible Loans to the Purchaser, the Seller shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans (subject to the Wet Funded Loan Limitation), to the Custodian as agent of the Collateral Agent. The Seller shall deliver the related Loan Documents to the Servicer and the contents of each Mortgage Loan File shall be held in trust by the Servicer for the benefit of the Purchaser. The possession of each Mortgage Loan File by the Servicer is at the will of the Purchaser for the sole purpose of servicing the related Eligible Loan and such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the Eligible Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage Loan File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Eligible Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Purchaser and shall be retained and maintained by the Servicer, in trust, at the will of the Purchaser and the Collateral Agent and only in such custodial capacity. Each Mortgage Loan File and the Servicer's books and records shall each be marked appropriately to reflect clearly the sale of the related Eligible Loans to the

Purchaser. The Custodian shall only release its custody of the contents of any Mortgage Loan File in its possession accordance with the Custodial Agreement.

     The Mortgage Loan File shall consist of the following documents (constituting, collectively, the "Loan Documents") and such other documents as Purchaser may require from time to time:

          (1) the original of any guarantee executed in connection with the Mortgage Note (if any);

          (2) the original Mortgage with evidence of recording thereon. If in connection with any Eligible Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Servicer, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Servicer upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

          (3) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

          (4) any original duly executed Assignment of Mortgage for each Eligible Loan, in form and substance acceptable for recording, and all interim assignments with evidence of recording thereon, if any; if the Eligible Loan was acquired by the Seller in a merger, any Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]." If the Eligible Loan was acquired or originated by the Seller while doing business under another name, any Assignment of Mortgage must be by "[Seller], formerly known as [previous name]." If the Eligible Loan was acquired by the Seller as receiver for another entity, any Assignment of Mortgage must be by "[Seller], receiver for [name of entity in receivership]." Any Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law to perfect or on direction of the Purchaser as provided in this Agreement. If any Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Servicer as Custodian. If any Assignment of Mortgage is not to be recorded, such Assignment of Mortgage shall be delivered in blank;

          (5) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Servicer, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of the Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Servicer upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in a case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

          (6) if available, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title, or if the policy has not yet been issued, (a) the irrevocable written commitment, interim binder or marked up binder for a title insurance policy issued by the title insurance company dated and certified as of the date the Eligible Loan was funded, or
     (b) a copy of the applicable escrow instructions indicating the name of the title company with, in either case, a statement by the title insurance company or closing attorney on such binder or commitment or escrow instructions that the priority of the lien on the related Mortgage during the period between the date of the funding of the related Eligible Loan and the date of the related title policy is insured;

          (7) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

          (8) the original of any primary mortgage insurance policy (if any);
     and

          (9) if the Eligible Loans are sold to the Agencies, the originals of other documents, forms, releases, certifications and papers required by the applicable Agency Custodial Agreement.

     (3) On the date hereof and on the date of each other increase in the then-current Program Size, the Seller shall deposit an amount into the Reserve Fund from the proceeds of the sale of the Eligible Loans to the Purchaser so that the amount on deposit in the Reserve Fund equals 0.60% of the then-current Program Size.

     (4) It is the intention of this Agreement that each conveyance of the Seller's right, title and interest in and to the Eligible Loans (not including servicing rights with respect to the Eligible Loans, which shall be retained by the Seller) pursuant to this Agreement shall constitute a purchase and sale and not a loan.

        Section 1.2 Determination of Purchase Price; Deposit by Seller.

     (1) Upon notice from the Seller to the Purchaser of the prospective sale of a Portfolio by the Seller to the Purchaser under Section 2.1 hereof, the Seller shall submit to the Purchaser (i) a Mortgage Loan Schedule and (ii) the Closing Date for the sale of the Portfolio. The Seller shall not choose a preliminary Closing Date which is less than one Business Day from the date that the Purchaser receives the items specified in the preceding sentence. Not later than 8 a.m. on the Closing Date, the Seller shall notify the Purchaser of its calculation of the Original Principal Purchase Price and the Initial Purchase Price for the Portfolio. If the Purchaser does not agree with such calculation or the sale does not close for any other reason, the Closing Date for the Portfolio shall be rescheduled to a later date, at its option, by the Seller. The Purchaser and the Seller shall use their best efforts to close the sale of any Portfolio on any such Closing Date. The Purchaser shall pay to the Seller the Initial Purchase Price of any Eligible Loans purchased by it hereunder in immediately available funds not later than 2:00 p.m., New York City time, on the Closing Date. Each mortgage loan must satisfy the Eligibility Criteria and the Eligibility Representations.

     (2) With respect to any Eligible Loan which will not have a scheduled interest payment due on the first day of the month following the month in which the Closing Date occurs for the purchase of such Eligible Loan (the "Closing Month"), the Seller will deposit in the Collateral Account on the Closing Date an amount equal to interest on the principal amount of such Eligible Loan for the number of days remaining from and including the Closing Date to and including the last day of the Closing Month at the contract rate for such Eligible Loan.

     Section 1.3 Purchase Commitment Term.

     Subject to the terms and conditions of the Program Documents, the commitment of the Purchaser under this Agreement shall expire on the termination of this agreement, in accordance with Section 11.1 herein.

     Section 1.4 Books and Records; Transfers of Eligible Loans.

     From and after each related Closing Date, all rights arising with respect to the Eligible Loans sold (not including servicing rights with respect to the Eligible Loans, which shall be retained by the Seller) pursuant to any Transfer Supplement including but not limited to all funds received on or in connection with the Eligible Loans, shall be received and held by the Servicer in trust for the benefit of the Purchaser. Pursuant to the Custodial Agreement, the Custodian shall hold all of the Mortgage Notes as described in such Custodial Agreement.

     The sale of each Eligible Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller. The Seller intends to treat the transfer of any Eligible Loans to the Purchaser pursuant to this Agreement as a sale for accounting and tax purposes with respect to the Seller. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Eligible Loan which shall be marked clearly to reflect the ownership of each Eligible Loan by the Purchaser. In particular, the Servicer shall maintain in its possession, available for inspection by the Purchaser, the Collateral Agent, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Agent or their respective designees, evidence of compliance with applicable laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Insurance Proceeds, VA

Guaranty Proceeds, FHA Proceeds or Securitization proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Guidelines.

     The Servicer shall maintain with respect to each Eligible Loan and shall make available for inspection, upon reasonable advance notice, at the offices of the Servicer during normal business hours by the Purchaser, the Collateral Agent, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Agent, the Remarketing Agent, any CP Dealer or their respective designees the related Mortgage Loan File during the time the Purchaser retains ownership of an Eligible Loan and thereafter in accordance with applicable laws and regulations.

     Section 1.5 Custodial Agreement.

     Pursuant to the Custodial Agreement delivered to the Purchaser in connection with the Original Purchase Agreement, the Seller shall, from time to time in connection with each purchase of Eligible Loans pursuant to the terms of this Agreement, deliver to the Custodian, on or before the date which is 21 days after the related Closing Date, the Mortgage Note with respect to each Eligible Loan transferred. The Custodian shall hold all Mortgage Notes in trust for the Purchaser as agent for the Collateral Agent.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                         COVENANTS; REMEDIES AND BREACH

     Section 1.6 Representations and Warranties of The Company.

     The Company, as Seller and Servicer, represents and warrants to the Purchaser (and for the benefit of the Collateral Agent) that as of each applicable Closing Date and as of the date of the sale or Securitization of each Eligible Loan:

     (1) Due Organization and Authority. The Company is duly organized, validly existing and in good standing under the laws of New Jersey and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any Eligible

Loan sold hereunder and the servicing of any such Eligible Loan in accordance with the terms of this Agreement and any Transfer Supplement; the Company has the full power and authority to execute and deliver this Agreement and any Transfer Supplement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance of this Agreement and any Transfer Supplement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company; all requisite corporate action has been taken by the Company to make this Agreement and any Transfer Supplement valid and binding upon the Company in accordance with its terms; this Agreement and any Transfer Supplement each evidences the valid, binding and enforceable obligation of the Company, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (2) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     (3) No Conflicts. Neither the execution and delivery of this Agreement or any Transfer Supplement, the acquisition of Eligible Loans by the Company, the sale of Eligible Loans to the Purchaser or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any Transfer Supplement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any material agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Eligible Loans in any material respect, or impair the value of the Eligible Loans in any material respect, or impair in any material respect the ability of the Purchaser to realize the full mortgage insurance benefits (i) of the FHA Mortgage Insurance Contract with respect to FHA Loans; (ii) of the VA Loan Guaranty Certificate with respect to VA Loans; or
(iii) other insurance benefits accruing pursuant to this Agreement, including but not limited to any PMI Policy.

     (4) Ability to Service. The Company is an Approved Seller/Servicer of Eligible Loans for at least two of FNMA, FHLMC and GNMA with the facilities, procedures, and experienced personnel necessary for the servicing of Eligible Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for at least two of FNMA, FHLMC and GNMA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with the eligibility requirements in all material respects of at least of two of FNMA, FHLMC and GNMA or which would require notification to FNMA, FHLMC or GNMA. As of the Closing Date the Company is an FHA Approved Mortgagee and a VA Approved Lender and has the facilities, procedures, and experienced personnel necessary for the servicing of mortgage loans of the same type as the Eligible Loans. As of the Closing Date, the Company is in good standing to service mortgage loans for FHA and VA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FHA or VA eligibility requirements in all material respects, or which would require notification to either the FHA or VA.

     (5) Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services as compensation for the servicing and administration and arranging for the sale or Securitization of the Eligible Loans pursuant to this Agreement and shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Eligible Loans pursuant to this Agreement.

     (6) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or any Transfer Supplement or the Eligible Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement or any Transfer Supplement.

     (7) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body including, without limitation, HUD, FHA or VA, is required for the execution, delivery and performance by the Company of or compliance by it with this Agreement or any Transfer Supplement or the sale of the Eligible Loans, or if required, such approval has been obtained.

     (8) Selection Process. Any Portfolio of mortgage loans sold pursuant to a Transfer Supplement was selected from mortgage loans originated by the Seller or purchased by the Seller from third parties and are Eligible Loans which satisfy the Eligibility Representations and any selection process employed by it was not made in a manner so as to materially adversely affect the interest of the Purchaser.

     (9) No Untrue Information. Neither this Agreement, any Transfer Supplement nor any statement, report or other document prepared by the Seller or to be prepared by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Seller or the Eligible Loans or omits to state a fact necessary to make the statements herein or therein not materially misleading.

     (10) Financial Statements. The Company has delivered to the Purchaser consolidated financial statements of PHH Corporation as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of PHH Corporation and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of PHH Corporation's most recently provided financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

     (11) No Brokers' Fees. The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of any Eligible Loans to the Purchaser.

     (12) Fair Consideration. The consideration received by the Seller upon the sale of the Eligible Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Eligible Loans.

     (13) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects. The Company is solvent and the sale of the Eligible Loans is not undertaken to hinder, delay or defraud any of the Company's creditors.

     (14) Sale Treatment. The Seller has determined that the disposition of the Eligible Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

     (15) Computer Systems. The computer systems utilized by the Servicer in the performance of its servicing activities hereunder will be capable of properly performing any calculations and recordkeeping functions with respect to the Eligible Loans on and after January 1, 2000.

     Section 1.7 Representations and Warranties Regarding Individual Mortgage Loans; Eligibility Representations.

     As to each Eligible Loan sold in each Portfolio, the Seller hereby represents and warrants to the Purchaser that as of each applicable Closing Date and (excluding Section 3.2(d) hereof) as of the date of the Securitization or sale of each Eligible Loan:

     (1) Eligibility of Mortgage Loans. The mortgage loan is an Eligible Loan.

     (2) Eligible Loans as Described. The information set forth in the Mortgage Loan Schedule attached to the applicable Transfer Supplement is complete, true and correct in all material respects.

     (3) Valid First Lien. The Mortgage is a valid first lien on the Mortgaged Property. The Mortgaged Property is free and clear of all prior liens and encumbrances and no rights or condition may exist that could give rise to such liens, except for liens for real estate taxes and special assessments not yet due and payable. The Mortgage is a legal, valid and binding obligation of the related borrower, enforceable according to its terms and conditions, except that
(i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and free from any right of set-off, counterclaim or other claim or defense. No part of the Mortgaged Property has been released from the Mortgage. The terms of the Mortgage have not in any material manner been modified, amended or in any way waived or changed, except as stated in a written modification agreement that is acceptable to and delivered to the Seller and Servicer.

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Eligible Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Eligible Loan, subject to a mortgage, deed of trust, deed to secure debt, or other security instrument creating a lien senior to the lien of the Mortgage.

     (4) Ownership. The Seller is the sole owner of record and holder of the Eligible Loan. The Eligible Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Eligible Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Eligible Loan pursuant to the related Transfer Supplement.

     (5) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.2(c) above.

     (6) Conformance with Underwriting Standards. The Eligible Loan was underwritten in accordance with (i) the Seller's underwriting standards in effect on the date of origination of such Eligible Loan, and (ii) the Guidelines.

     (7) Payments Current. As of the Closing Date, no payments due with respect to the Eligible Loan are 30 days or more past their contractual due date.

     (8) No Mortgagor Bankruptcy; Delinquencies. To the best of the Seller's knowledge and belief, no Mortgagor is the subject of a bankruptcy or similar proceeding. All payments required to be made up to the Closing Date for each Eligible Loan under the terms of the related Mortgage Note have been made. As of the Closing date, no payment required under any such purchased Eligible Loan has ever been delinquent more than 30 days.

     (9) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Eligible Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Eligible Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

     (10) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect (i) from the date of final endorsement of the Mortgage Note by HUD with respect to FHA Loans, and (ii) from the date of origination with respect to VA Loans, except by a written instrument which has been recorded, if necessary to protect the interest of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule.

     (11) No Defenses. The Eligible Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or, with respect to FHA Loans, impair the Purchaser's ability to collect full insurance benefits under the FHA Mortgage Insurance Contract, without indemnity to HUD, or, with respect to VA Loans, impair the Purchaser's ability to collect full value under the VA Loan Guaranty Certificate upon the Mortgagor's default, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Eligible Loan was originated.

     (12) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by (i) an FHA approved insurer with respect to each FHA Loan, (ii) a VA approved insurer with respect to each VA Loan or (iii) a generally acceptable insurer against loss by fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.11 hereof and of FHA and VA, if applicable. If upon origination of the Eligible Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.11 hereof and of FHA and VA, if applicable. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

     (13) Compliance with Applicable Laws. Any applicable requirements of federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and FHA Regulations and VA Regulations applicable to the Eligible Loan have been complied with in all material respects.

     (14) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Eligible Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

     (15) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable FHA and VA requirements regarding such dwellings, if applicable, and no residence or dwelling is a mobile home or a manufactured dwelling. To the best of the Seller's knowledge and belief, no portion of the Mortgaged Property is used for commercial purposes.

     (16) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Eligible Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller's knowledge and belief, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not materially misleading. No fraud was committed in connection with the origination of the Eligible Loan.

     (17) Full Disbursement of Proceeds. Each Eligible Loan has been closed and its proceeds have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Eligible Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

     (18) Doing Business. All parties which have had any interest in the Eligible Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) not required to qualify to do business in such state.

     (19) LTV, PMI Policy. The original LTV of the Eligible Loan other than an FHA Loan or a VA Loan either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Eligible Loan is reduced to 80%. All material provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Eligible Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Eligible Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.

     (20) Title Insurance. The Eligible Loan is covered by (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located; or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located or if applicable; (iii) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to the FHA with respect to FHA Loans and the VA with respect to VA Loans; or (iv) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to (a) the FHA with respect to the FHA Loans; and (b) the VA with respect to the VA Loans, and each such title insurance policy is issued by a title insurer acceptable to FHA or VA, as the case may be, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Eligible Loan, and against any loss by reason of the invalidity or unenforceability of the lien. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

     (21) No Defaults. To the best of the Seller's knowledge and belief, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

     (22) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     (23) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and, to the best of the Seller's knowledge and belief, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

     (24) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on an Eligible Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Eligible Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

     (25) Occupancy of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the Eligible Loan, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. All of the Mortgagors represented at the time of origination of the related Eligible Loan that any such Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

     (26) Deeds of Trust. In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

     (27) Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit-standing not reflected in the representations set forth herein, or in the documents delivered to the Custodian or in the Mortgage Loan File, that could reasonably be expected to cause private institutional investors to regard the Eligible Loan as an unacceptable investment or cause the Eligible Loan to become delinquent or materially adversely affect the value or the marketability of the Eligible Loan.

     (28) Delivery of Mortgage Notes. With the exception of Wet Funded Loans, the Mortgage Note endorsed in blank or to the Purchaser required to be delivered for the Eligible Loan by the Seller under the Custodial Agreement has been delivered to the Custodian on or prior to Closing Date. With respect to Wet Funded Loans, the Mortgage Note will be delivered as soon as practicable, but in no event later than 21 days from the Closing Date.

     (29) Transfer of Eligible Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

     (30) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Eligible Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

     (31) No Graduated Payments or Contingent Interests. The Eligible Loan is not a graduated payment mortgage loan and does not have a shared appreciation or other contingent interest feature.

     (32) Mortgaged Property Undamaged. There is no proceeding pending or, to the best of the Seller's knowledge and belief, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially adversely the value of the Mortgaged Property as security for the Eligible Loan or the use for which the premises were intended.

     (33) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used with respect to the Eligible Loan have been in accordance with Accepted Servicing Practices, and have been in compliance in all material respects with applicable laws and regulations. With respect to escrow deposits and Escrow

Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or for which repayment is not provided for in the Mortgage. All Escrow Payments have been collected in compliance with applicable state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for each applicable item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All interest rate adjustments in respect of Eligible Loans have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note.

     (34) Appraisal. The Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Eligible Loan application by a qualified appraiser, duly appointed by or acceptable to the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Eligible Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date that the Eligible Loan was originated and the appraiser and appraisal both satisfy requirements of the FHA or VA, if applicable.

     (35) Soldiers' and Sailors' Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested by the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

     (36) Environmental Matters. To the best of the Seller's knowledge and belief, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and, to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting of a prerequisite to use and enjoyment of said property.

     (37) No Construction Loans. No Eligible Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property which has not been completed or (ii) provides for future advances of funds by the Seller which have not yet been advanced or (iii) facilitates the trade-in or exchange of a Mortgaged Property.

     (38) No Denial of Insurance. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or would result in the exclusion from, denial of, or defense to coverage under any applicable PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

     (39) Regarding the Mortgagor. The Mortgagor is one or more natural persons.

     (40) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets FHA, VA and GNMA eligibility requirements for sale to GNMA or is located in a condominium or planned unit development project which has received FHA, VA and GNMA project approval and the representations and warranties required by FHA, VA and GNMA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects.

     (41) FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect and there exist no material impairments to full recovery without indemnity to HUD or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Certificate is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable as of the Closing Date and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense as of the Closing Date.

     (42) HUD Form 92080. With respect to each FHA Loan, a HUD Form 92080 has been duly executed and delivered to HUD.

     Section 1.8 Remedies for Breach of Representations and Warranties.

     It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive the sale of the Eligible Loans to the Purchaser and the delivery of the Loan Documents to the Servicer and delivery of the Mortgage Notes to the

Custodian and shall inure to the benefit of the Purchaser notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage Loan File. Upon discovery by either the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Eligible Loans or the interest of the Purchaser (or which materially and adversely affects the interest of the Purchaser in the related Eligible Loan in the case of a representation and warranty relating to a particular Eligible Loan), the party discovering such breach shall give prompt written notice to the other, the Agent, the Indenture Trustee, the Collateral Agent and the Swap Counterparties.

     Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty set forth in Section 3.2 hereof which materially and adversely affects the value of any Eligible Loan, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, or is not cured, within such 60 day time period, the Seller shall repurchase such Eligible Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.1 hereof, and such breach cannot be cured, or is not cured, within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Eligible Loans shall, at the Liquidity Banks' option, be repurchased by the Seller at the Repurchase Price. Upon receipt of the Repurchase Price by the Collateral Agent, the Purchaser and the Seller shall arrange for the reassignment of the Eligible Loan or Eligible Loans to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the reassigned Eligible Loan or Eligible Loans.

     In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 3.3 to cure or repurchase an Eligible Loan and to indemnify the Purchaser and constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Section 1.9 Conditions to Closing.

     The obligation of the Purchaser to purchase the mortgage loans that are the subject of any Transfer Supplement shall be subject to satisfaction of each of the following conditions on or before the related Closing Date:

     (1) To the best of Seller's knowledge and belief, all of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of such Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a Servicer Event of Default under this Agreement; (1)

     (2) Seller shall have delivered and released to the Custodian all documents required to be delivered to the Custodian pursuant to the Custodial Agreement;

     (3) No Termination Event shall have occurred and be continuing; and

     (4) All other material terms and conditions of this Agreement shall have been satisfied.

     Section 1.10 Covenants of the Company.

     (1) Licenses. The Seller shall maintain its qualifications to do business and all licenses necessary to perform its obligations hereunder.

     (2) Servicing Standards/Sales and Securitizations. The Servicer will administer and service Eligible Loans, and arrange for the sale and Securitization of Eligible Loans, in accordance with the terms of this Agreement, the Mortgage Notes and Accepted Servicing Practices.

     (3) Delivery of Mortgage Note. The Seller shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans, to the Custodian as soon as practicable, but in any event within twenty-one days of the purchase and, if any Mortgage Note is not delivered within twenty-one days of purchase, it shall be repurchased on such twenty-first day by the Seller at the Repurchase Price.

     (4) Third Party Beneficiary. The Purchaser agrees that GNMA, FNMA and FHLMC shall have all rights of a third party beneficiary in respect of this Agreement and restates the representations, warranties and covenants as set forth herein for the benefit of GNMA, FNMA and FHLMC.

     (5) Portfolio Criteria and Limitations. As of any date of determination, the Eligible Loans, in the aggregate shall satisfy the Portfolio Criteria, the Portfolio Aging Limitations and the Wet Funded Loan Limitation.

     (6) Changes in Origination and Underwriting Criteria. The Seller shall inform each rating agency rating any outstanding Commercial Paper, any outstanding Notes or any outstanding Certificates of any material changes (as determined by the Seller) in its origination and underwriting practices and guidelines with respect to the Mortgage Loans.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF ELIGIBLE LOANS

     Section 1.11 The Company to Act as Servicer; Servicing and Administration of the Eligible Loans.

     (1) The Company, as an independent contractor and owner of the servicing rights to the Eligible Loans, shall diligently service and administer the Eligible Loans, and shall comply with the Portfolio Criteria, Portfolio Aging Limitations and Wet Funded Loan Limitation, and arrange for the sale and Securitization of the Eligible Loans on behalf of the Purchaser and in the best interest of and for the benefit of the Purchaser in accordance with applicable law, the terms of this Agreement and the terms of the respective Eligible Loans, with a view to the maximization of timely recovery of principal and interest on the Mortgage Notes and in a manner which will realize for the Purchaser the market value of any Securitization Securities with respect to any sales and Securitizations of the Eligible Loans; provided, the Servicer shall arrange for the sale or Securitization of all Eligible Loans (y) on or before the termination of the Indenture and the Liquidity Agreement, and (z) upon the occurrence of a Mortgage Loan Purchase Agreement Termination Event. The Servicer shall arrange for the sale or Securitization of Eligible Loans (y) in an amount such that the proceeds from such sale or Securitization are sufficient to pay amounts due and owing on any outstanding Liquidity Loans, Series of Notes (whether by maturity, optional redemption, or upon an Indenture Event of Default) and Series of Certificates (whether by maturity, optional redemption, or upon the occurrence of an Early Amortization Event) and (z) in an amount equal to the notional amount of any expiring Interest Rate Swap to the extent that a replacement Interest Rate Swap or Interest Rate Swaps have not been obtained and are needed. In furtherance of and to the extent consistent with the sale foregoing, except to the extent that this Agreement provides for a contrary specific course of action, the Servicer will be required to service and administer the Eligible Loans (y) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage loan servicers used with respect to loans comparable to the Eligible Loans, or (z) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under this Agreement, but without regard to (i) any other relationship that Servicer, any sub-servicer or any affiliate of the Servicer or any sub-servicer may have with the borrowers or any affiliate of such borrowers; (ii) the ownership of any Certificate by Servicer or any affiliate of either; (iii) the Servicer's obligations to make Advances or to incur servicing expenses with respect to the Eligible Loans; (iv) the Servicer's or any sub-servicer's right to receive compensation for its services under this Agreement or with respect to any particular transaction; or
(v) the ownership, servicing or management for others by the Servicer or any sub-servicer of any other mortgage loans or property. The Servicer shall maintain its qualification to do business and all licences necessary to perform its obligations hereunder.

     (2) During the Purchase Commitment Term, the Servicer shall be obligated to service and administer the Eligible Loans. The Servicer may enter into additional servicing or sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that any such agreement shall be consistent with the provisions of this Agreement and no sub-servicer (or its agent or subcontractors) shall grant any modification, waiver or amendment to any Eligible Loan without the approval of the Servicer. Notwithstanding any servicing or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person acting as servicer or sub-servicer (or its agents or subcontractors) or any reference to action taken through any Person acting as servicer or sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Purchaser for the servicing and administering of the Eligible Loans and arranging for the sale and Securitization of the Eligible Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such servicing or sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as servicer or sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were engaging in such activities. In the event the Servicer is a sub-servicer, the Purchaser shall be entitled to proceed directly against the Servicer as sub-servicer to enforce the Servicer's obligations to the Purchaser.

     (3) Subject to the above-described servicing standards, the further provisions of this Agreement, including but not limited to the Wet Funded Loan Limitation, Portfolio Criteria and Portfolio Aging Limitation, and the terms of the respective Eligible Loans, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable in connection with the servicing and administration of the Eligible Loans. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to waive, modify or vary any term of any Eligible Loan or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not make any future advances to a Mortgagor with respect to an Eligible Loan and (unless the Mortgagor is in default with respect to the Eligible Loan or such default is, in the judgment of the Servicer, imminent) the Servicer shall not permit any modification with respect to any Eligible Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), release any collateral from the Eligible Loan or change the final maturity date on such Eligible Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Eligible Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney, in recordable form, and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Section 1.12 Sales and Securitizations.

     (1) Subject to the servicing standards described in Section 4.1, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary and desirable in connection with arranging for the Securitization of Conforming Loans and conducting sales of Jumbo Loans with either FNMA, FHLMC, GNMA or other Securitization Vehicles or third party purchasers. In connection with any Securitization of Eligible Loans, in the event the Purchaser receives securities from the Securitization Vehicle in exchange for the Eligible Loans subject to such Securitization ("Securitization Securities"), the Servicer shall, on behalf of the Purchaser, arrange for the sale of such Securitization Securities. The Servicer shall use its best efforts to realize for the Purchaser the market value for the Securitization Securities but shall have no liability to the Purchaser with respect to any Securitization or Securitization Security provided that the Servicer arranges for such Securitization or sale in good faith in accordance with the procedures utilized by the Servicer in connection with any Securitization and Securitization Securities held for its own account. The proceeds of sale of any Securitization Security and the proceeds of sale of any whole loan will be remitted to the Collateral Agent and will be deposited into the Collateral Account maintained by the Collateral Agent on the day of receipt.

     (2) With respect to each Securitization or sale, as the case may be, entered into by the Purchaser, Servicer agrees, with prior notice to the Purchaser, the Agent, the Indenture Trustee, the Collateral Agent and the Swap
Counterparties:

          (1) To cooperate fully with the Purchaser, any prospective purchaser, any Securitization Vehicle or any party to any agreement executed in connection with such sale or Securitization, with respect to all reasonable requests and due diligence procedures and to use its best efforts to facilitate such sale or Securitization, as the case may be.

          (2) To execute, if the Company has agreed to continue as servicer with respect to the Eligible Loans sold or Securitized, all agreements executed in connection with such sale or Securitization that govern the servicing and administration of the Eligible Loans (and any agreements and other documents incidental thereto) as the Purchaser shall request, which governing documents, in the case of a Securitization, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions with respect to like properties, or otherwise necessary to achieve the rating on the securities to be offered thereunder sought by the Purchaser and, in the case of a sale, shall contain servicing provisions that are substantially similar to those set forth herein.

          (3) At the direction of the Purchaser and in lieu of executing agreements as described in the preceding clause (ii), to consent to the assignment of the Purchaser's right to receive the benefits of the servicing provisions of this Agreement to a purchaser of any one or more of the Eligible Loans, or to a master servicer, in each case with such modifications to the servicing provisions hereof as shall be reasonably requested by the Purchaser, provided that the primary servicing responsibility shall be substantially similar to those set forth herein.

          (4) To restate as of each closing date of the sale or Securitization, as the case may be, the representations and warranties contained in Section
     3.1 hereof and to state for the benefit of the owners of the Eligible Loans, for the benefit of the Purchaser, that it has no knowledge, based on its activities as servicer hereunder, that any representations and warranties contained in Section 3.2 hereof (excluding Section 3.2(d) hereof) are untrue as of the date thereof or stating an event or circumstance that arose after the related Closing Date and that would cause such representation or warranty to be inaccurate in any material respect.

          (5) To deliver to the Purchaser for inclusion in any prospectus or other offering material such written information regarding the Seller and PHH Corporation, their respective financial condition, their mortgage loan origination and servicing experience, and their mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Purchaser and to indemnify and hold harmless the Purchaser against any and all liabilities, losses and expenses arising under the Securities Act of 1933 in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not materially misleading.

          (6) To deliver to the Purchaser and to any Person designated by the Purchaser, such statements and audit letter of reputable, certified public accountants pertaining to the written information provided by the Servicer pursuant to clause (v) above as shall be reasonably requested by the Purchaser.

          (7) To deliver to the Purchaser, and to any Person designated by the Purchaser, such opinions of counsel as are customarily delivered by originators/servicers in connection with sales or Securitizations, as the case may be.

     Notwithstanding clause (ii) and clause (iii) of this Section 4.2(b), no agreements, consents or modifications referred to therein shall contain any provision that (A) reduces the servicing fee as to any mortgage loan or affects the calculation of the servicing fee as to any mortgage loan in a manner that is below the market standard and commercially unreasonable to the Servicer based on customary practice or (B) affects the administration of Escrow Payments, in a manner that is commercially unreasonable to the Servicer. In addition, in connection with any sale, the Purchaser shall negotiate in good faith with any prospective purchaser of the beneficial ownership of the mortgage loans to incorporate into any agreement relating to the servicing of the mortgage loans on behalf of such prospective purchaser servicing provisions that are similar to those set forth herein and to the industry and market standard.

     All mortgage loans not sold or transferred pursuant to a sale or Securitization shall continue to be serviced in accordance with the terms of this Agreement.

     Section 1.13 Liquidation of Eligible Loans.

     In the event that any payment due under any Eligible Loan is not paid when the payment becomes due and payable, by Servicer Advance or otherwise, or in the event that the Mortgagor fails to perform any other covenant or obligation under the Eligible Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar Eligible Loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine in accordance with Accepted Servicing Practices to be in the best interest of the Purchaser, and (4) is consistent with the related PMI Policy, if any; provided, however, any Defaulted Loan will be sold by the Servicer on behalf of the Purchaser as soon as practicable after becoming a Defaulted Loan.

     Section 1.14 Collection of Eligible Loan Payments.

     The Servicer shall proceed diligently, in accordance with Accepted Servicing Practices, to collect all payments called for under the terms and provisions of the Eligible Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with this Purchase Agreement (including without limitation, the servicing standards set forth in Section 4.1 hereof). The Servicer shall ascertain and estimate, in accordance with Accepted Servicing Practices, Escrow Payments and all other charges that will become due and payable with respect to the Eligible Loans and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall segregate and hold all payments received by it separate and apart from any of its funds and general assets and in trust for the Secured Parties and shall apply such payments as provided in Section 4.5 hereof. The accounts established by the Servicer pursuant to this Article IV may include any number of sub-accounts for convenience in administering the Eligible Loans.

     Section 1.15 Establishment of, and Deposits to, Collection Account.

     The Servicer shall establish a single, segregated trust account which shall be designated as the Collection Account, which shall be held in trust in the name of the Collateral Agent for the benefit of the Secured Parties, into which the Servicer shall from time to time deposit, within two Business Days of the receipt thereof, and retain therein, the following collections received by the
Servicer: (a) all payments on account of scheduled principal on the Eligible Loans; (b) all payments on account of interest on the Eligible Loans (including interest accrued on the Eligible Loans prior to the applicable Closing Date);
(c)
any Principal Prepayments; (d) all Liquidation Proceeds; (e) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices as specified in Section 4.15 hereof), Section 4.12 and Section 4.16 hereof; (f) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15 hereof; (g) any amount required to be deposited in the Collection Account pursuant to Section 3.3, 4.10, 6.2 or 7.1; (h) any amounts required to be deposited by the Servicer pursuant to Section 4.11 hereof in connection with the deductible clause in any blanket hazard insurance policy; (i) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section
4.17 hereof; and (j) any other amounts received with respect to or related to the mortgage loan including but not limited to late payment charges and interest paid on funds deposited in the Collection Account or Escrow Account, to the extent permitted by applicable law. The Collection Account shall be established with a Qualified Depository acceptable to the Purchaser. For so long as the Security Agreement shall be in effect, the Collection Account shall be maintained with the Collateral Agent. Any funds deposited in the Collection Account shall at all times be fully insured to the full extent permitted under applicable law. Any interest earnings on amounts on deposit from time to time in the Collection Account shall be remitted to the Servicer in accordance with such arrangements, as shall be agreed upon by the Servicer and the Collateral Agent.

     Section 1.16 Permitted Withdrawals From Collection Account; Deposit into the Collateral Account.

     (1) In connection with any withdrawals of amounts deposited by the Servicer into the Collection Account by mistake or overpayment or as otherwise required to make adjustments to amounts deposited therein in accordance with ordinary and normal servicing adjustments the Servicer shall provide the Collateral Agent with a written request, including such information with respect to such withdrawals as such Collateral Agent may reasonably request to justify such withdrawal. Upon receipt of such request, the Collateral Agent shall direct the Qualified Depository maintaining the Collection Account to make such withdrawal from the Collection Account and deposit it with the Servicer; provided that if such request is for an amount less than $10,000 and the aggregate amount withdrawn from the Collection Account under this proviso in the current Due Period is less than $50,000, such request may be honored by the Qualified Depository upon a telephonic or electronic request and without direction from the Collateral Agent.

     (2) Pursuant to the terms of the Security Agreement, the Collateral Agent shall establish a single, segregated trust account which shall be designated as the "Collateral Account," which shall be held in trust for the benefit of the Secured Parties and over which the Collateral Agent shall have exclusive control and the sole right of withdrawal. The proceeds of any sales and Securitizations, the Repurchase Price of any Eligible Loans repurchased pursuant to Section 3.3,
6.2 or 7.1 and any other amounts payable in connection with the Seller's or Servicer's repurchase of any Eligible Loan, repayments in full of Eligible Loans and certain other amounts as more fully set forth in the Security Agreement, shall be deposited directly into the Collateral Account on the same day of receipt. Any and all funds at any time on deposit in, or otherwise to the credit of, the Collateral Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.

     (3) The Servicer shall, on each Payment Date (or if such day is not a Business Day the immediately following Business Day), request the Collateral Agent to withdraw (i) all amounts deposited in the Collection Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Collection Account pursuant to Section 4.6(d) hereof), minus (ii) any amounts attributable to Monthly Payments collected but due on a Due Date subsequent to the 15th day of the month of the Payment Date, which amounts shall be remitted on the Payment Date next succeeding the Due Period for such amounts and deposit such funds into the Collateral Account for application pursuant to the terms of the Security Agreement and release funds in accordance with the Servicer Report delivered to the Collateral Agent for such Payment Date.

     (4) The Servicer shall, on the day of receipt of any principal prepayments in full, request the Collateral Agent to withdraw funds representing such principal prepayments from the Collection Account and deposit such funds in the Collateral Account for application pursuant to the terms of the Security Agreement.

     (5) The Servicer shall, from time to time, by delivery of a Monthly Servicer Advance Report, request the Collateral Agent to withdraw funds from the Collection Account to reimburse the Servicer for Monthly Servicer Advances pursuant to Section 5.1 hereof, the Servicer's right to reimbursement pursuant to this subclause (d) being limited to amounts received on the related Eligible Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase an Eligible Loan pursuant to Sections 6.2 and 7.1 of this Purchase Agreement, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Sections 6.2 and 7.1 and all other amounts required to be paid to the Purchaser with respect to such Eligible Loan.

     Section 1.17 Establishment of, and Deposits to, Escrow Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to an Eligible Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, in a manner which shall provide maximum available insurance thereunder. Funds deposited in any Escrow Account may be invested by the Servicer which shall be entitled to any investment income therefrom except as otherwise required by law. Funds deposited in any Escrow Account may be drawn on by the Servicer in accordance with Section 4.8 hereof.

     The Servicer shall deposit in such Escrow Account within two Business Days and retain therein (a) all Escrow Payments collected on account of the Eligible Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and (b) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

     The Servicer shall make withdrawals from any Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8 hereof. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 1.18 Permitted Withdrawals From Escrow Account.

     Withdrawals from any Escrow Account may be made by the Servicer only:

          (1) To effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (2) To reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.9 hereof with respect to a related Eligible Loan, but only from amounts received on the related Eligible Loan which represent late collections of Escrow Payments thereunder;

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

          (3) To refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Eligible Loan;

          (4) For transfer to the Collection Account and application to reduce the principal balance of the Eligible Loan in accordance with the terms of the related Mortgage and Mortgage Note; (1)

          (5) For application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15 hereof; and

          (6) To pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account.

          Section 1.19 Payment of Taxes, Insurance and Other Charges.

     With respect to each Eligible Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of an Eligible Loan or the making of the Escrow Payments, and the Servicer shall make Servicing Advances.

     Section 1.20 Protection of Accounts.

     Amounts on deposit in the Collection Account may at the option of the Collateral Agent be invested in Eligible Investments; provided that in the event that amounts on deposit in the Collection Account (which shall be properly titled to insure the funds in such account on a loan-by-loan basis) exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the

Insured Amount in Eligible Investments on the next Business Day as such excess amount becomes present in the Collection Account. Monies held in the Collection Account shall be invested in Eligible Investments having maturities of no greater than one day; provided, that if there is no Commercial Paper then outstanding, monies held in the Collection Account shall be invested in Eligible Investments having maturities of no greater than 30 days. So long as there are Eligible Investments having maturities of greater than one day, the Purchaser shall not issue Commercial Paper. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Agent.

     Section 1.21 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Eligible Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Eligible Loan and (ii) the greater of (a) the outstanding principal balance of the Eligible Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

     If upon origination or acquisition of the Eligible Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be in effect a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration with a generally acceptable insurance carrier rated [A:VI] or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Eligible Loan, the Servicer determines in accordance with applicable law and pursuant to the Guidelines that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

     The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

     In the event that the Purchaser or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

     The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

     Pursuant to Section 4.5 hereof, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in any Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Eligible Loan, or to be released to the Mortgagor, in accordance with Accepted Servicing Practices as specified in
Section 4.15 hereof) shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.6 hereof.

     Section 1.22 Maintenance of Mortgage Impairment Insurance.

     If the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Eligible Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.11 hereof and otherwise complies with all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in such Section 4.11. Any amounts collected by the Servicer under any such policy relating to an Eligible Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.6 hereof. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11 hereof, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy.

     Section 1.23 Maintenance of Fidelity Bond and Errors and Omissions
Insurance.

     The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Eligible Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of an Eligible Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Guidelines. Upon the request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy.

     Section 1.24 Inspections.

     The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.

     Section 1.25 Restoration of Mortgaged Property.


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


     The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (1) The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (2) The Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to, requiring waivers with respect to mechanics' and materialmen's liens;

          (3) The Servicer shall verify that the Eligible Loan is not in default; and

          (4) Pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in any Escrow Account.

     Section 1.26 Maintenance of PMI Policy; Claims.

     With respect to each Eligible Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Eligible Loan in excess of 80% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Eligible Loan is reduced to 80% or less. In the event that such PMI Policy shall be terminated, the Servicer shall, prior to any such termination, obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.1 hereof, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

     In connection with its activities as Servicer, the Servicer agrees to prepare and present claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a Defaulted Loan. Pursuant to Section 4.5 hereof, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.6 hereof.

     Section 1.27 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer as agent for the Secured Parties, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be reasonably acceptable to the Purchaser. The Person or Persons holding such title other than the Servicer shall acknowledge in writing that such title is being held as nominee for the Servicer.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the manner that similar property in the locality as the REO Property is managed. The Servicer shall attempt to sell the Eligible Loan on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. The Servicer shall dispose of the REO Property in accordance with Accepted Servicing Practices as soon as possible.

     The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended.

     The disposition of REO Property shall be carried out by the Servicer at such price and, upon such terms and conditions, as the Servicer deems to be in the best interest of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in any Collection Account.

     Section 1.28 Servicer Reports.

     The Servicer shall deliver a report to the Purchaser, the Collateral Agent, the Custodian, the Indenture Trustee, the Agent, the CP Dealers and the Remarketing Agent on each Payment Date (the "Monthly Report"), a form of which is attached hereto as Exhibit C.

     Section 1.29 Real Estate Owned Reports.

     The Servicer shall furnish to the Purchaser on or before the Payment Date a statement with respect to any REO Property covering the operation of such REO Property and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

     Section 1.30 Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

     Section 1.31 Reports of Foreclosures and Abandonments of Mortgaged
Property.

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

     Section 1.32 Servicer Advance Report.

     The Servicer shall deliver a report (a "Monthly Servicer Advance Report") to the Collateral Agent from time to time pursuant to Section 4.6(d), a form of which is attached hereto as Exhibit D.

     Section 1.33 Year 2000. The Trust has initiated a commercially reasonable review of its operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware or software used in its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such ongoing review, the Trust has no reason to believe that a Material Adverse Effect will occur with respect to such business or operations resulting form any such risk.

     Section 1.34 Secondary Market Trading Report. The Servicer shall on each Payment Date deliver to the Owner Trustee, the Indenture Trustee and to the Collateral Agent a report (the "Monthly Secondary Market Trading Report") setting forth the information described below with respect to sales and Securitizations of Eligible Loans made by the Purchaser in the preceding month. The Indenture Trustee shall have no duty to examine any such report.

     The information included in the Secondary Market Trading Report will include (i) a photocopy of each confirmation or trading ticket with respect to Eligible Loans sold or Securitization Securities sold in such month, (ii) a schedule indicating the other bids considered by the Servicer on behalf of the Trust with respect to the Eligible Loans sold or Securitization Securities sold in such month or, if no other bids were considered by the Servicer, comparison materials indicating substantially contemporaneous pricing of similar Securitization Securities or Eligible Loans to those sold by the Trust.

     Each of the Owner Trustee, the Indenture Trustee (acting at the written direction of the Required Noteholders) and the Collateral Agent shall have the right to request that the Servicer provide additional comparative pricing information to establish that the Eligible Loans sold or securitized by the Servicer on behalf of the Purchaser were sold at the market value thereof at the time of sale or Securitization.

                                    ARTICLE V

                                SERVICER ADVANCES

     Section 1.35 Servicer Monthly Advances.

     On each Determination Date, the Servicer shall deposit into the Collection Account from its own funds an amount equal to all Monthly Payments which were due on the Eligible Loans with respect to the applicable Due Period and which remain unpaid at the close of business on such Determination Date or which were deferred pursuant to Section 4.1 hereof. The Servicer's obligation to make such Servicer Monthly Advances as to any Eligible Loan will continue through the last Monthly Payment due prior to the payment in full of the Eligible Loan or through the Payment Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Eligible Loan unless the Servicer provides an Officer's Certificate stating that such Servicer Monthly Advance would not be recoverable; provided, however, that the Servicer's obligation to make such Servicer Monthly Advances shall not continue if the Eligible Loan has become a Defaulted Loan.


                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

     Section 1.36 Transfers of Mortgaged Property.

     The Servicer shall enforce any "due-on-sale" provision in accordance with Accepted Servicing Practices and applicable law contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Eligible Loan under the "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event that the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Section 1.37 Satisfaction of Mortgages and Release of Mortgage Loan Files.

     Upon the payment in full of any Eligible Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Purchaser and the Collateral Agent.

     If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related Eligible Loan at the Repurchase Price by deposit thereof in the Collateral Account within two Business Days of receipt of such demand by the Purchaser. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 hereof insuring the Servicer against any loss it may sustain with respect to any Eligible Loan not satisfied in accordance with the procedures set forth herein.

     Section 1.38 Servicing Compensation.

     As compensation for its services hereunder, Servicer shall be entitled to the Servicing Fee.

     Section 1.39 Annual Statement as to Compliance.

     The Servicer shall deliver to the Purchaser, the Indenture Trustee, the Owner Trustee, the Liquidity Banks, the Remarketing Agent, the CP Dealers and the Swap Counterparties, on or before April 5 each year beginning 1999, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding fiscal year ended December 31 and of performance under this Agreement has been made under such officer's supervision, (ii) the Servicer has complied with the provisions of Article II and Article IV hereof, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each


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

such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

     Section 1.40 Annual Independent Public Accountants' Servicing Report.

     On or before April 5 of each year beginning 1999, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser, the Indenture Trustee, the Liquidity Banks, the CP Dealers, the Remarketing Agent and the Swap Counterparties to the effect that such firm has examined certain documents and records relating to the servicing of the Eligible Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV hereof have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The Indenture Trustee shall have no duty to examine such statement.

     Section 1.41 Right to Examine Servicer Records.

     The Purchaser, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Owner Trustee, the Agent and the Collateral Agent shall each have the right to reasonable access to the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Eligible Loans, during regular business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.


                                   ARTICLE VII

                              REPURCHASE OBLIGATION

     Section 1.42 Servicer's Repurchase Obligations.

     Upon receipt by the Servicer of notice from the Purchaser of a breach of any representation or warranty of it contained in Section 3.1 of this Agreement or any action resulting in prejudice to the Purchaser in accordance with Section
6.2 hereof, the Servicer shall promptly notify the Purchaser, the Agent, the Indenture Trustee, the Collateral Agent


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and the Swap Counterparties and shall, at the direction of the Purchaser use its best efforts to cure and correct any such breach, and, in the event such breach is not cured and corrected within the applicable 60 day time period, the Servicer shall repurchase the Eligible Loans at the Repurchase Price pursuant to
Section 3.3 hereof.

     Upon deposit by the Servicer of the Repurchase Price in the Collateral Account, the Custodian and the Servicer shall arrange for the reassignment of Eligible Loans adversely affected by such breach to the Servicer according to the Servicer's instructions, and the delivery to the Custodian of any documents held by the Purchaser. In the event of a repurchase, the Servicer shall, simultaneously with such reassignment, give written notice to the Seller, the Agent, the Collateral Agent, the Indenture Trustee and the Swap Counterparties that such repurchase has taken place. Upon receipt of the Repurchase Price by the Collateral Agent, the Purchaser and the Servicer shall arrange for the reassignment of the Eligible Loans to the Servicer and the Delivery to the Servicer of any documents held by the Custodian relating to the reassigned Eligible Loans.


                                  ARTICLE VIII

                              SERVICER TO COOPERATE

     Section 1.43 Provision of Information.

     During the term of this Agreement, the Servicer shall furnish to the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes and the Liquidity Banks such periodic, special, or other reports or information, including the Servicer Report required to be delivered to the Purchaser, the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Custodian, the CP Dealers, the Remarketing Agent and the Liquidity Banks on each Payment Date, and copies or originals of any documents contained in the Mortgage Loan File for each Eligible Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

     The Servicer shall execute and deliver all such instruments and take all such action as the Purchaser, the Collateral Agent, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Owner Trustee, the Custodian, the Certificateholders and the Liquidity Banks may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.



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


                                   ARTICLE IX

                                  THE SERVICER

     Section 1.44 Indemnification of Third Party Claims.

     The Servicer agrees to indemnify and hold harmless the Purchaser, the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the CP Dealers and the Liquidity Banks against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to perform its duties and service the mortgage loans in strict compliance with the terms of this Agreement. The Servicer shall immediately notify the Purchaser, the Collateral Agent, the Remarketing Agent, the Indenture Trustee, the Owner Trustee, the CP Dealers and the Liquidity Banks if a claim is made by a third party with respect to this Agreement or the mortgage loans and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Purchaser in respect of such claim. The Servicer's indemnification obligation pursuant to this Section
9.1 shall survive the termination of this Agreement.

     Section 1.45 Corporate Existence of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Eligible Loans and to perform its duties under this Agreement.

     Section 1.46 Limitation on Liability of Servicer and Others.

     Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and


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

conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document which it in good faith reasonably believes to be genuine and have been adopted or signed by the proper authorities respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Eligible Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Purchaser undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

     Section 1.47 Limitation on Resignation and Assignment by the Servicer.

     The Purchaser has entered into this Agreement with the Servicer in reliance upon the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. The Servicer shall not resign from the obligations and duties hereby imposed on it as to any Eligible Loan except by consent of the Required Banks and the Required Noteholders, the Swap Counterparties, the Collateral Agent and the holders of a majority in principal amount of all Series of Certificates or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Servicer. Notice of any such determination permitting the resignation of the Servicer shall be delivered to each Rating Agency and any such determination shall evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.1 hereof, subject to Rating Agency Confirmation.

     Section 1.48 Limitation on Assignment of Right. Except pursuant to a resignation approved pursuant to Section 9.4 hereof, the Servicer shall not assign, sell or otherwise transfer its right to receive any payments (including the Servicing Fee) hereunder.


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

                                    ARTICLE X

                                     DEFAULT

     Section 1.49 Servicer Events of Default.

     Each of the following shall constitute a "Servicer Event of Default" on the part of the Servicer:

     (1) any failure by the Servicer to observe or perform in any material respect any of the terms, covenants or agreements on the part of the Servicer set forth in this Agreement, any Transfer Supplement or in the Custodial Agreement (other than those set forth in clauses (h), (i) and (m) below) which continues unremedied for a period of 45 days after the date on which the Purchaser, the Custodian or the Agent has actual knowledge of such failure or written notice of such failure, requiring the failure to be remedied, shall have been given to the Servicer, the Agent, the Collateral Agent, the Indenture Trustee, the Owner Trustee and the Swap Counterparties by the Purchaser or by the Custodian or the Agent; or

     (2) any representation, warranty, statement or certificate made by the Servicer shall prove to have been incorrect in any material respect at the time when made, and which continues to be incorrect in any material respect for 45 days after actual knowledge or written notice; or

     (3) any failure by the Servicer to maintain any required licenses to do business in any jurisdiction where the Mortgaged Property is located; or

     (4) jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and a decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

     (5) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (6) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six Business Days; or



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

     (7) the Servicer or PHH Corporation enters into a consent agreement or otherwise agrees in writing with any federal or state regulatory agency or authority to restrict its activities, if the default of such agreement by the Servicer or PHH Corporation entitles such applicable federal or state agency to place the Servicer in receivership or conservatorship; or

     (8) failure of the Servicer to cause to be delivered to the Collateral Agent on the date of sale or Securitization of an Eligible Loan the proceeds of any such sale or Securitization; or

     (9) failure of the Servicer to cause to be delivered to the Collateral Agent for deposit into the Collection Account not later than two Business Days after receipt by the Servicer of any amounts required by Section 4.5 hereof to be deposited by the Servicer in the Collection Account; or

     (10) the Seller, Servicer or PHH Corporation shall default on any of its debt obligations in excess of $50,000,000 in the aggregate; or

     (11) failure of the Servicer to be an Approved Seller/Servicer by at least two of GNMA, FNMA and FHLMC; or

     (12) the ratings of PHH Corporation or its successors and assigns are withdrawn or are downgraded below BB+/Ba1 by the Rating Agencies; or

     (13) the failure on the part of the Servicer to make any payment or deposit (not described in clause (h) or (i) above) required under this Agreement on or before five Business Days after the date such payment or deposit is required to be made.

     In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Servicer, the Agent, the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Swap Counterparties and the Rating Agencies may terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Eligible Loans and the proceeds thereof other than unpaid Servicing Fees. The Purchaser will only remove the Servicer as described above upon the affirmative vote of the holders of a majority in principal amount of all Series of Certificates, and the consent of the Swap Counterparties, the Collateral Agent and the Required Banks and Required Noteholders.



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

     Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Eligible Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1 hereof. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Eligible Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Escrow Account or thereafter received with respect to the Eligible Loans.

     Section 1.50 Waiver of Defaults.

     With the consent of Required Banks and Required Noteholders and the Swap Counterparties, the Purchaser and the holders of a majority in principal amount of all Series of Certificates, by written notice to the Collateral Agent, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notice of any such waiver shall be given to each Rating Agency.

                                   ARTICLE XI

                                   TERMINATION

     Section 1.51 Termination of Agreement.

     This Agreement shall terminate upon the final payment or other liquidation (or any advance with respect thereto) of the last Eligible Loan sold hereunder.

     Section 1.52 Termination of Purchase Obligations.

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

     Upon the occurrence and continuance of any of the following conditions, the Purchaser shall have the right subject to the consent of the holders of a majority in principal amount of the Certificates and the Required Banks or Required Noteholders to notify the Seller that the commitment of the Purchaser to purchase Eligible Loans from the Seller shall terminate (each, a "Termination Event"):

     (1) any representation, warranty, statement, or certification made by PHH Corporation in its capacity as Guarantor of the Servicer shall prove to have been false or misleading in any material respect as of the time when made, and which continues to be incorrect in any material respect for a period of forty-five (45) days after written notice, or

     (2) the failure on the part of the Seller to observe or perform in any material respect any of the terms, covenants or agreements of the Seller contained in the Program Documents which failure continues unremedied for a period of forty-five (45) days after written notice, or

     (3) the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or PHH Corporation and such decree or order shall have remained in force undischarged or unstayed for a period of forty-five (45) days, or

     (4) the Seller or PHH Corporation shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or PHH Corporation or of or relating to all or substantially all of its property, or

     (5) the Seller or PHH Corporation shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six (6) Business Days, or

     (6) noncompliance with the Portfolio Aging Limitations, or

     (7) the occurrence of an Interest Rate Swap Termination Event under the Interest Rate Swaps has occurred or is continuing after giving effect to any applicable grace period, or



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

     (8) a Liquidity Agreement Event of Default has occurred and is continuing after giving effect to any applicable grace period, or

     (9) an Indenture Event of Default has occurred and is continuing after giving effect to any applicable grace period, or

     (10) the Servicer or PHH Corporation enters into a consent agreement or otherwise agrees in writing with any Federal or state regulatory agency or authority to restrict its activities, if a default under such agreement by the Servicer or PHH Corporation entitles such applicable Federal or state agency to place the Servicer in receivership or conservatorship, or

     (11) failure of the Servicer to cause to be delivered to the Collateral Agent for deposit into the Collateral Account on the date of sale or Securitization of any Mortgage Loans the proceeds of any such sale or Securitization, or

     (12) failure of the Servicer to cause to be delivered to the Collateral Agent for deposit into the Collection Account not later than two (2) Business Days after receipt by the Servicer of any amounts required to be deposited by the Servicer in the Collection Account, or

     (13) any Servicer Event of Default has occurred and is continuing after giving effect to any applicable grace period, or

     (14) funds on deposit in the Reserve Fund shall be less than 0.60% of the Program Size for 120 days or more, or

     (15) at any time either (i) the rolling three month average of the Outstanding Purchase Price of all Delinquent Loans shall equal more than five percent (5%) of the rolling three month average of the Outstanding Purchase Price of all Mortgage Loans owned by the Trust at such time or (ii) the Outstanding Purchase Price of all Delinquent Loans shall equal more than seven percent (7%) of the Outstanding Purchase Price of all Mortgage Loans owned by the Trust at such time, or

     (16) the failure of the Trust to maintain an agreement (in substantially the form of Exhibit __) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent and non-Defaulted Eligible Loans in a Termination Event Auction which failure continues for a period of thirty (30) or more days, or

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

     (17) the Remarketing Agent has failed to remarket any Series of Certificates for a period of five successive years, or

     (18) one or more Swap Counterparties fail to agree to any annual extension of any Interest Rate Swap, resulting in the expiration of one or more Interest Rate Swaps prior to the maturity of all the Trust's outstanding obligations, and a replacement Swap Counterparty or Swap Counterparties shall not have been obtained in a notional amount at least equal to the lesser of (x) the notional amount of the Interest Rate Swap or Interest Rate Swaps represented by the non-extending Swap Counterparty or Swap Counterparties, or (y) if the Program Size has been reduced, an amount equal to (i) the then-current Program Size, less (ii) the notional amount of all effective (as of such scheduled termination date) Interest Rate Swaps, at least one year prior to the scheduled termination date.

     In the event a Termination Event occurs and is continuing, the Purchaser will no longer be permitted to purchase additional Eligible Loans and principal payments on Eligible Loans, principal proceeds of sales and Securitizations of Eligible Loans and amounts received by the Swap Counterparties will be used to pay the Obligations of the Purchaser, subject to the priorities set forth in
Section 2.01 of the Security Agreement.

     Notwithstanding anything in this Agreement to the contrary, in the event a Termination Event described in paragraph (n), (o) or (p) occurs and is continuing, the Collateral Agent shall use its best efforts to sell or Securitize all non-Delinquent and non-Defaulted Eligible Loans within sixty (60) days of the date on which the Termination Event occurs. In the event that all non-Delinquent and non-Defaulted Eligible Loans have not been so sold or Securitized, on such sixtieth day the Collateral Agent shall hold an auction (a "Termination Event Auction") of the remaining non-Delinquent and non-Defaulted Eligible Loans Eligible Loans for settlement not later than the eighty-fifth day following the date on which such Termination Event occurred. At least one of the bidders in such auction shall have a rating of P-1 from Moody's (a "Rated Bidder").

     Section 1.53 Termination of Servicing With Respect to Any Eligible Loan

     This Agreement shall terminate with respect to any Eligible Loan upon the occurrence of the following: (i) the receipt into the Collateral Account of the proceeds of any sale or Securitization of such Eligible Loan or the Repurchase Price or Principal Prepayment in full of such Eligible Loan; or (ii) the effectiveness of the termination of the Company pursuant to Section 12.1 No termination shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.1.

     Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Eligible Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Escrow Account or thereafter received with respect to the Eligible Loans.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     Section 1.54 Successor to Servicer.

     Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 9.4 or 10.1 hereof, the Purchaser shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Eligible Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties, responsibilities and liabilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Sections shall not become effective until (i) a successor shall be appointed pursuant to this Section 12.1 and (ii) notice thereof shall have been given to the Rating Agencies and the Purchaser shall have received Rating Agency Confirmation, and such resignation or removal shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 3.1 and 3.2 hereof and the remedies available to the Purchaser under Section 3.3 hereof, it being understood and agreed that the provisions of such Sections 3.1, 3.2 and
3.3 shall be applicable to the Servicer notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.1 hereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.4, or 10.1 hereof shall not affect any claims that the Purchaser may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

     The Servicer shall deliver promptly to the successor Servicer the funds in any Collection Account and Escrow Account and all Mortgage Loan Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

     Section 1.55 Amendment.

     This Agreement may only be amended with the written consent of the Purchaser, the Seller, the Controlling Majority with the consent of the Required Banks, the Swap Counterparties, the holders of a majority in principal amount of all Series of Certificates and the Servicer, and written notice of such amendment to each Rating Agency. Any material amendment shall be subject to Rating Agency Confirmation. The costs and expenses associated with any such amendment shall be borne by the party requesting the amendment.

     Section 1.56 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.



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

     Section 1.57 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 1.58 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

     (1) if to Cendant Mortgage Corporation:

         Cendant Mortgage Services
         6000 Atrium Way
         Mt. Laurel, NJ  08054
         Attn: Joseph E. Suter
         Telephone:  (609) 414-4170
         Telecopy:  (609) 414-4540

or such other address as may hereafter be furnished to the Purchaser in writing;

     (2) if to the Purchaser:

         Bishop's Gate Residential Mortgage Trust
         c/o First Union Trust Company, National Association
         Corporate Trust/Administration
         1 Rodney Square
         920 King Street
         Wilmington, DE  19801
         Attn: Edward L. Truitt, Jr.
         Telephone:  (302) 888-7539
         Telecopy:  (302) 888-7544

     Section 1.59 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 1.60 Relationship of Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

     Section 1.61 Execution; Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one agreement. This Agreement shall inure to the benefit of and be binding upon the Servicer and the Purchaser and their respective successors and assigns; provided, however, that the rights of the Purchaser to an indemnity from the Servicer pursuant to Section 3.3 hereof are not assignable and shall inure only to the benefit of the Purchaser and to no other Person.

     Section 1.62 Recordation of Assignments of Mortgage.

     To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

     Section 1.63 Assignment by Purchaser.

     The Purchaser shall have the right, to assign its interest under this Agreement to the Collateral Agent for the benefit of the Secured Parties.

     Section 1.64 Non-Petition Agreement.

     The Company agrees not to cause the filing of a petition in bankruptcy against the Purchaser for failure to pay amounts due under this Purchase Agreement until the payment in full of the Obligations and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

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     Section 1.65 Waiver of Offset.

     The Servicer agrees to deliver to the Purchaser all amounts required by this Agreement to be delivered by the Servicer to the Purchaser free and clear of any offset, counterclaim or other deduction on account of, or in respect of, any Purchaser to the Servicer hereunder.

     Section 1.66 Limited Recourse.

     The Servicer agrees that the obligations of the Purchaser to the Servicer under this Agreement are limited recourse obligations of the Purchaser payable solely from the assets of the Purchaser available for such purposes under the Security Agreement and that, upon application of all assets of the Purchaser available under the Security Agreement for, such purposes, the Servicer shall have no recourse to the Purchaser for any obligations of the Purchaser to the Servicer to the extent such application does not provide for full satisfaction and payment of such obligation.

     Section 1.67 Limitation of Liability.

     This document or instrument has been executed on behalf of a Delaware business trust by First Union Trust Company, National Association solely in its capacity as trustee of such trust, and not in its individual capacity. In no case shall First Union Trust Company, National Association (or any entity acting as successor or additional trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of such trust hereunder, any right to assert any such liabilities against First Union Trust Company, National Association (or any entity acting as successor or additional trustee) being hereby waived by the other parties hereto; provided, however, that such waiver shall not affect the liability of First Union Trust Company, National Association (or any entity acting as successor or additional trustee) to any Person under any other agreement to which it is a party and to the extent expressly agreed to in its individual capacity thereunder.

     Section 1.68 Binding Effect on Voting Group.

     If any provision hereof provides that either the Required Banks or the Required Noteholders (in each case, a "Voting Group"), but not both, may consent, vote, direct or take other action, the first of either Voting Group to so consent, vote, direct or take action shall bind the other Voting Group with respect thereto.


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                                  ARTICLE XIII

                            PHH CORPORATION GUARANTEE

     Section 1.69 Guarantee of Servicer's Performance and Payment Obligations. For value received, and in consideration of the financial accommodation accorded to the Company by the Purchaser under this Purchase Agreement, PHH Corporation (the "Guarantor") hereby fully, unconditionally, and irrevocably guarantees to the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes, the holders of the Commercial Paper, the Indenture Trustee and the Liquidity Banks the due performance of, and punctual payment of all amounts payable by, the Company, in its capacity as Servicer under this Agreement when and as such obligations hereunder shall become due and, in the case of any payments, payable. The Guarantor will ensure the performance and payment of every act, duty, obligation, agreement and responsibility of the Servicer set forth herein.

     In case of the inability of the Servicer to punctually perform any such act, duty, obligation, responsibility or agreement or to pay punctually any such amounts, the Guarantor hereby agrees, upon written demand by the Purchaser, to, as applicable, (i) perform any such act, duty, obligation, responsibility or agreement and (ii) pay or cause to be paid any such amount, punctually when and as the same shall become due and, in the case of any payment, payable (exclusive of any grace period).

          i. Guarantor hereby agrees that its obligations under this Section
     13.1 constitute a guarantee of performance and payment when due and not of collection.

          ii. Guarantor hereby agrees that its obligations under this Section
     13.1 shall be unconditional, irrespective of the validity, regularity or enforceability of this Purchase Agreement against the Servicer, the absence of any action to enforce the Servicer's obligations under this Purchase Agreement, any waiver or consent by the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes, the Indenture Trustee or the Liquidity Banks with respect to any provisions thereof, the entry by the Servicer and the Purchaser into additional transactions under this Purchase Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations or payment, which are not waived); provided, however,



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     that Guarantor shall be entitled to exercise any right that the Servicer could have exercised under this Purchase Agreement to cure any default in respect of its obligations under this Purchase Agreement or to set-off, counterclaim or withhold payment in respect of any event of default or potential event of default in respect of the Purchaser or any Affiliate, but only to the extent such right is provided to the Servicer under this Purchase Agreement. The Guarantor acknowledges that the Servicer and the Purchaser may from time to time enter into one or more transactions pursuant to this Purchase Agreement and agrees that the obligations of the Guarantor under this Section 13.1 will upon the execution of any such transaction by the Servicer and the Purchaser extend to all such transactions without the taking of further action by the Guarantor.

          iii. The Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with this Purchase Agreement and this Section 13.1, or (ii) any requirement that the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes, the Indenture Trustee or the Liquidity Banks exhaust any right to take any action against the Servicer or any other person prior to or contemporaneously with proceeding to exercise any right against the Guarantor under this Section 13.1.

                                   ARTICLE XIV

                                   ASSIGNMENT

     Section 1.70 Assignment. Notwithstanding anything to the contrary contained in this Purchase Agreement, the Purchaser hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties, all of its right, title and interest in, to and under, whether now owned or existing, or hereafter acquired, this Purchase Agreement. The Purchaser acknowledges the security interest in the Eligible Loans of the Collateral Agent as representative secured party for the Purchaser and the Persons or entities to whom Purchaser owes the obligations secured by such Eligible Loans.

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     The Purchaser and the Seller shall each treat the Collateral Agent as the
Purchaser under this Purchase Agreement and each consent to such assignment and acknowledge that the Collateral Agent shall enjoy the Purchaser's rights under this Agreement in accordance with the provisions of this Section. Without limiting the generality of the foregoing, the Purchaser and the Seller shall each report to and correspond and communicate with the Collateral Agent and in all other regards treat the Collateral Agent as the Purchaser hereunder with respect to the Eligible Loans. The Collateral Agent shall have all rights of the Purchaser to enforce the covenants and conditions set forth in this Purchase Agreement with respect to the Eligible Loans, and the Purchaser and the Seller, respectively, shall each follow the instructions of the Collateral Agent under this Purchase Agreement. The Collateral Agent shall have the right to give any waivers or consents required or allowed under this Purchase Agreement, and such waivers and consents shall be binding upon the Purchaser and any party for whom the Collateral Agent acts as representative secured party as if the Purchaser or such party had given the same. All amounts due the Purchaser under this Purchase Agreement shall be remitted to the Collateral Agent in accordance with the Collateral Agent's instructions and in accordance with this Purchase Agreement.


                                   ARTICLE XV

                                 COMMITMENT FEE

     Section 1.71 Commitment Fee. In consideration of the agreement of the Purchaser to purchase Eligible Loans from the Seller from time to time, the Seller has paid to the Purchaser a fee (the "Commitment Fee") of $3,801,500.



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     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                               CENDANT MORTGAGE CORPORATION,
                                as Seller and Servicer


                               By:
                                   ---------------------------------------
                                   Name:  Joe Suter
                                   Title: Senior Vice President



                               BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST, as Purchaser

                               By: FIRST UNION TRUST COMPANY,
                                   not in its individual capacity but
                                   solely as Owner Trustee under the Trust
                                   Agreement


                                   By:
                                       -----------------------------------
                                       Name:   Doris J. Krick
                                       Title:  Vice President



                               PHH CORPORATION,
                               solely in its capacity of Guarantor of
                               the Servicer's obligations pursuant to
                               Article XIII of this Agreement.


                               By:
                                   ---------------------------------------
                                   Name:   Terry Kridler
                                   Title:  Senior Vice President and Treasurer